Exhibit 10.30

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of June         , 2007, by and among STR Holdings LLC (the “Issuer”) and                        (the “Investor” and, collectively with the stockholders listed on Schedule A, the “Investors”).

RECITALS

WHEREAS, immediately prior to the Effective Time, (i) each Investor desires to contribute and assign the Rollover Securities owned by Investor with a value equal to the value set forth opposite his or her name on Schedule A (based on each Rollover Security being valued at the Per Share Merger Consideration (as estimated in accordance with Section 2.14 of the Agreement and Plan of Merger by and among the STR Holdings, Inc., STR Acquisition, Inc. and Specialized Technology Resources, Inc. (the “Company”) dated as of April 21, 2007, as it may be amended or restated from time to time (the “Merger Agreement”)) minus the Per Share Escrow Amount) to the Issuer in exchange for the number Class A Units of the Issuer in an equivalent value (based on each unit of Issuer Class A Units being valued at the price per share in cash paid by the Fund on the Closing Date for its Class A Units) (the “Securities”), and (ii) the Issuer desires to accept the Rollover Securities from the Investors and issue the Securities to the Investors; capitalized terms used herein but not defined shall have the meaning ascribed to them in the Merger Agreement;

WHEREAS, the Fund has executed and delivered to the Issuer the Equity Commitment Letter pursuant to which the Fund has agreed to purchase Securities from the Issuer; and

WHEREAS, as a condition to the Issuer’s acceptance of the contribution and the issuance of the Securities to the Investors, each Investor will enter into a Limited Liability Company Agreement with the Issuer and the other members of the Issuer party thereto substantially in the form attached hereto as Exhibit A (the “LLC Agreement”), which will, among other things, impose certain restrictions on the transfer of the Securities as more particularly described therein.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I
CONTRIBUTION OF ROLLOVER SECURITIES

1.1   Rollover Stockholder.  As of immediately prior to the Effective Time, on the terms and subject to the conditions herein, each Investor shall contribute, transfer, and assign to the Issuer all of its right, title, and interest in and to the Rollover Securities in exchange for the Securities (the “Contribution”).

1.2   LLC Agreement.  No later than two Business Days prior to the Closing Date, each Investor shall execute and deliver to the Issuer the LLC Agreement.  The LLC Agreement shall become effective upon the Closing.

1.3   Delivery of Certificates.  As of immediately prior to the Effective Time, in order to effectuate the Contribution, the Investor agrees to deliver the certificates representing the Rollover Securities, accompanied by irrevocable stock transfer powers giving Susan Schnabel and Ryan Sprott power of attorney sufficient to transfer and assign all right, title and interest of the Investor in the Rollover Securities to the Issuer on the Effective Time subject to all of the conditions to Closing in the Merger Agreement having been satisfied or waived.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF INVESTOR

2.1   Each Investor hereby severally represents and warrants as to itself to the Issuer as of the date hereof and as of the Closing Date as follows:

(a)           Investor has the power and authority to enter into and perform this Agreement and this Agreement constitutes a valid and legally binding obligation of the Investor;

(b)           Investor is the record and beneficial owner of the Rollover Securities free and clear of any and all liens, claims and encumbrances other than those which will be removed or eliminated prior to the Closing Date;

(c)           Investor is in a financial position to hold the Securities for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of Investor’s investment in the Securities;

(d)           Investor believes Investor, either alone or with the assistance of Investor’s own professional advisor, has such knowledge and experience in financial and business matters that Investor is capable of reading and interpreting financial statements and evaluating the merits and risks of the prospective investment in the Securities and has the net worth to undertake such risks;

(e)           Investor has obtained, to the extent Investor deems necessary, Investor’s own personal professional advice with respect to the tax consequences of receiving, and the risks inherent in, the investment in the Securities, and the suitability of an investment in the Securities in light of the Investor’s financial condition and investment needs;

(f)            Investor believes that the investment in the Securities is suitable for the Investor based upon Investor’s investment objectives and financial needs, and Investor has adequate means for providing for the Investor’s current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Securities;

(g)           Investor has been given access to full and complete information regarding the Issuer and the Company and has utilized such access to Investor’s satisfaction for the

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purpose of obtaining information Investor believes to be relevant in making its investment decision and, particularly, Investor has either attended or been given reasonable opportunity to attend a meeting with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the Company and to obtain any additional information, to the extent reasonably available, Investor believes to be relevant in making its investment decision;

(h)           Investor recognizes that an investment in the Securities involves a high degree of risk, including, but not limited to, the risk of economic losses from operations of the Company;

(i)            Investor realizes that (i) the acquisition of the Securities is a long-term investment; (ii) the purchaser of the Securities must bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state and, therefore, none of such securities can be sold unless they are subsequently registered under said laws or exemptions from such registrations are available, and there can be no assurance that any such registration will be effected at any time in the future; (iii) Investor may not be able to liquidate Investor’s investment in the event of an emergency or pledge any of such securities as collateral for loans; and (iv) the transferability of the Securities is restricted and (A) requires the written consent the Company and (B) legends will be placed on the certificate(s) representing the Securities referring to the applicable restrictions on transferability;

(j)            Investor is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Securities in the state set forth on the signature page below under “Address,” and the Securities are being purchased by Investor in Investor’s name solely for Investor’s own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization;

(k)           Investor has not retained any finder, broker, agent, financial advisor, Purchaser Representative (as defined in Rule 501(h) of Regulation D of the Securities Act) or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from any liability for any compensation to any such intermediary retained by Investor and the fees and expenses of defending against such liability or alleged liability; and

(l)            Investor has completed Schedule B to this Agreement as to his status as an “Accredited Investor” (as defined therein) and such information is true and complete.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer hereby represents and warrants to the Investors as of the Closing Date as follows:

(a)   The Issuer is a corporation duly organized, existing and in good standing, under the laws of its state of formation.

(b)   The Issuer has full corporate power and authority to enter into and perform this Agreement.  The execution, delivery and performance of this Agreement by the Issuer has been duly and validly approved by the Issuer.  This Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding agreement of the Issuer, enforceable against Issuer in accordance with its terms.

(c)   When issued and delivered in accordance with this Agreement, the Securities will be duly authorized, validly issued, fully paid and nonassessable and will be free of all preemptive rights and any other liens, claims, charges and other encumbrances other than restrictions on transfer under the LLC Agreement and applicable federal and state securities laws.

ARTICLE IV
COVENANTS AND AGREEMENTS

4.1   Further Assurances.  From and after the date of this Agreement, the Investor shall execute any and all further documents, financing statements, agreement and instruments, and take all further action that may be required under applicable law or that the Issuer may reasonably request in order to effectuate the transactions contemplated by this Agreement including, without limitation, perfecting the Issuer’s ownership of the Rollover Securities.

4.2   Transfer Restrictions.  The parties agree that the transfer of any Securities shall be governed by the terms and provisions of the LLC Agreement.

ARTICLE V
MISCELLANEOUS

Each provision of Article X (General Provisions) of the Merger Agreement is hereby incorporated by reference and shall be deemed a provision of this Agreement for all purposes.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly and validly executed as of the date first set forth above.

STR HOLDINGS LLC

By:
Name:
Title:

[INVESTOR]

Address: c/o Specialized Technology Resources, Inc.
10 Water Street
Enfield, CT 06082-4899

SIGNATURE PAGE TO THE CONTRIBUTION AGREEMENT

SCHEDULE A

INVESTORS

Name	Rollover Securities Value

The number of Securities to be issued to each Investor will be equal to that Investor’s Rollover Securities Value divided by the purchase price per security to be paid by the Fund.

SCHEDULE B

ACCREDITED INVESTOR STATUS

The Investor represents and warrants that he is an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act, because he meets at least one of the following criteria (please initial each applicable item):

•	The Investor is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of the subscriber’s purchase; or

•

The Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years (2003 and 2004) or joint income with the Investor’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year (2005); or

•

The Investor is a corporation, or similar business trust, partnership or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Issuer Common Stock, with total assets in excess of $5,000,000; or

•

The Investor is either (i) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, (ii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, (iii) an insurance company as defined in Section 2(13) of the Securities Act, (iv) an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of such Act, (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (vi) a plan established or maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000 or (vii) an employee benefit plan within in the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

•	The Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended; or

•	The Investor is a director or executive officer of the Company; or

•

The Investor is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, the purchase of which is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or

•	The Investor is any entity in which all of the equity owners are accredited investors. (Please submit a copy of this page countersigned by each such equity owner if relying on this item).

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EXHIBIT A

LLC AGREEMENT

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT

OF

STR HOLDINGS LLC

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1

i

		Page

Section 11.12.	Entire Agreement	60
Section 11.13.	Captions	60
Section 11.14.	Pronouns	60
Section 11.15.	Severability	60
Section 11.16.	Counterparts; Effectiveness	60
Section 11.17.	Initial Public Offering	60

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT

OF

STR HOLDINGS LLC

This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of STR Holdings LLC (the “Company”) is made and entered into as of this 20th day of March, 2008 (the “Effective Date”), by and among the Company and each of the Persons listed on the signature pages hereof as Members.

W I T N E S S E T H :

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq., as amended and in effect from time to time) (the “Act”) by filing a Certificate of Conversion (converting STR Holdings, Inc. to the Company) and a Certificate of Formation with the Office of the Secretary of State of the State of Delaware on June 13, 2007 and entering into a Limited Liability Company Agreement (the “Initial Agreement”); and

WHEREAS, on June 15, 2007, the parties hereto amended and restated the Initial Agreement to amend and restate the terms of the Initial Agreement and to admit additional members to the Company (the “Amended Agreement”); and

WHEREAS, on July 31, 2007, the parties hereto amended and restated the Amended Agreement to amend and restate the terms of the Amended Agreement and to create an additional class of units of the Company (the “Second Amended Agreement”); and

WHEREAS, the parties hereto desire to effect the following: (a) the amendment and restatement of the Second Amended Agreement; and (b) the continuation of the Company on the terms set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.          “Act” has the meaning set forth in the Recitals.

Section 1.02.          “Additional Capital Contribution” means, with respect to each Member, any Capital Contributions made by such Member in excess of the Initial Capital Contribution of such Member.

Section 1.03.          “Additional Member” means any additional member admitted to the Company pursuant to Section 3.02.

Section 1.04.          “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(i)           credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)          debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Section 1.05.          “Adverse Person” means any Person who, either directly or through an Affiliate, is a competitor of, or is otherwise materially adverse to, the Company or any of its Subsidiaries as reasonably determined by the Board of Managers in good faith; provided, however, that a Person shall not be deemed an Adverse Person solely as a result of owning directly or indirectly, five percent (5%) or less of the outstanding capital stock of a publicly traded company that is a competitor of the Company.

Section 1.06.          “Affiliate” of any Person means any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person, and the term “Affiliated” shall have a correlative meaning.

Section 1.07.          “Agreement” means this Third Amended and Restated Limited Liability Company Agreement, including all exhibits and schedules hereto, as it may be amended or restated from time to time.

Section 1.08.          “Aggregate Ownership” means, with respect to any Member or group of Members, the total number of the relevant class of Units owned (without duplication) by such Member or group of Members as of the date of such calculation, calculated on a fully-diluted basis.

Section 1.09.          “Amended Agreement” has the meaning set forth in the Recitals.

Section 1.10.          “Assumed Tax Rate” means the highest marginal effective rate of Federal, state and local income tax applicable to an individual resident in Connecticut taking account of any difference in rates applicable to ordinary income, qualified dividends, capital gains and any allowable deductions in respect of such state and local taxes in computing such individual’s federal income taxes (taking into account any phase-outs related thereto).

Section 1.11.          “Board of Managers” has the meaning set forth in Section 4.01(a)(i).

Section 1.12.          “Book Item” has the meaning set forth in Section 6.05(a).

Section 1.13.          “Business Day” means any day, excluding Saturday, Sunday and any other day on which commercial banks in New York, New York are authorized or required by law to close.

Section 1.14.          “Call Notice Date” has the meaning set forth in Section 8.09(a).

Section 1.15.          “Call Period” means, with respect to Units that are held by a Terminated Member on the Termination Date, the period from the Termination Date with respect to such Terminated Member to the date that is 180 days after such Termination Date.

Section 1.16.          “Capital Account” has the meaning set forth in Section 3.12.

Section 1.17.          “Capital Contribution” means, with respect to any Member, the amount of money or the Gross Asset Value of any property (other than money) contributed to the Company by such Member at such time with respect to the Units held by such Member.  “Capital Contributions” means, with respect to any Member, the aggregate amount of money and the Gross Asset Values of any property (other than money) contributed to the Company by such Member (or its predecessors in interest) with respect to the Units held by such Member.

Section 1.18.          “Cause” means, with respect to any Management Member, “cause” as defined in such Management Member’s employment agreement, or if not so defined:

(i)           the Management Member’s commission of fraud, embezzlement, misappropriation of funds, material misrepresentation, breach of fiduciary duty or other act of dishonesty against the Company or any of its Subsidiaries;

(ii)          the Management Member’s conviction of a felony or of a misdemeanor if such misdemeanor involves moral turpitude or misrepresentation, including a plea of guilty or nolo contendere;

(iii)         the Management Member’s material breach of any provision of this Agreement, any employment agreement or non-competition agreement, which breach is not cured within 30 days following written notice;

(iv)        the Management Member’s intentional wrongful act or gross negligence that has a material detrimental effect on the Company or its Subsidiaries;

(v)         the Management Member’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s or any of its Subsidiaries’ premises; or

(vi)        the Management Member’s failure or refusal to follow the reasonable instructions of the Board of Managers or the board of directors of any Subsidiary of the Company, which failure or refusal is not cured within 30 days following written notice.

Section 1.19.          “CEO Manager” has the meaning set forth in Section 4.01(a)(i)(3).

Section 1.20.          “Certificate” means the Certificate of Formation as filed with the Secretary of State of the State of Delaware pursuant to the Act as set forth in the Recitals, as it may be amended or restated from time to time.

Section 1.21.          “Change of Control” means:

(i)           the sale (in one transaction or a series of transactions) of all or substantially all of the assets of the Company or STR to a third party other than any of the Existing Members or any of their respective Affiliates;

(ii)          a sale or issuance (in one transaction or a series of transactions) of any securities resulting in more than 50% of the voting power of the Company or STR being held by a “person” or “group” (as such terms are used in the Exchange Act) that does not include any of the Existing Members or any of their respective Affiliates; or

(iii)         a merger or consolidation of the Company or STR with or into another Person if following such merger or consolidation, more than 50% of the voting power of the Company is held by a “person” or “group” (as such terms are used in the Exchange Act) that does not include any of the Existing Members or any of their respective Affiliates.

Section 1.22.          “Class A Member” means each Person admitted to the Company as a Member and who holds Class A Units, and any other Person admitted as an additional or substitute Member and who holds Class A Units, so long as such Person holds Class A Units together with any Permitted Transferees thereof.  If a Class A Member holds different classes of Units, then such Class A Member shall be treated as a Class A Member only with respect to its Class A Units.

Section 1.23.          “Class A Units” has the meaning set forth in Section 3.04(a)(i).

Section 1.24.          “Class B Member” means each Person admitted to the Company as a Member and who holds Class B Units, and any other Person admitted as an additional or substitute Member and who holds Class B Units, so long as such Person holds Class B Units together with any Permitted Transferees thereof.  If a Class B Member holds different classes of Units, then such Class B Member shall be treated as a Class B Member only with respect to its Class B Units.

Section 1.25.          “Class B Units” has the meaning set forth in Section 3.04(a)(ii).

Section 1.26.          “Class C Member” means each Person admitted to the Company as a Member and who holds Class C Units, and any other Person admitted as an additional or substitute Member and who holds Class C Units, so long as such Person holds Class C Units together with any Permitted Transferees thereof.  If a Class C Member holds different classes of Units, then such Class C Member shall be treated as a Class C Member only with respect to its Class C Units.

Section 1.27.          “Class C Units” has the meaning set forth in Section 3.04(a)(iii).

Section 1.28.          “Class D Member” means each Person admitted to the Company as a Member and who holds Class D Units, and any other Person admitted as an additional or substitute Member and who holds Class D Units, so long as such Person holds Class D Units together with any Permitted Transferees thereof.  If a Class D Member holds different classes of Units, then such Class D Member shall be treated as a Class D Member only with respect to its Class D Units.

Section 1.29.          “Class D Units” has the meaning set forth in Section 3.04(a)(iv).

Section 1.30.          “Class E Member” means each Person admitted to the Company as a Member and who holds Class E Units, and any other Person admitted as an additional or substitute Member and who holds Class E Units, so long as such Person holds Class E Units together with any Permitted Transferees thereof.  If a Class E Member holds different classes of Units, then such Class E Member shall be treated as a Class E Member only with respect to its Class E Units.

Section 1.31.          “Class E Units” has the meaning set forth in Section 3.04(a)(v).

Section 1.32.          “Class F Member” means each Person admitted to the Company as a Member and who holds Class F Units, and any other Person admitted as an additional or substitute Member and who holds Class F Units, so long as such Person holds Class F Units together with any Permitted Transferees thereof.  If a Class F Member holds different classes of Units, then such Class F Member shall be treated as a Class F Member only with respect to its Class F Units.

Section 1.33.          “Class F Units” has the meaning set forth in Section 3.04(a)(vi).

Section 1.34.          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

Section 1.35.          “Company” has the meaning specified in the introductory paragraph hereof.

Section 1.36.          “Company Business” has the meaning set forth in Section 2.05(a).

Section 1.37.          “Company Expenses” has the meaning set forth in Section 4.04(a).

Section 1.38.          “Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

Section 1.39.          “Company Register” has the meaning set forth in Section 3.01.

Section 1.40.          “Compensatory Interests” has the meaning set forth in Section 3.08(b)(i).

Section 1.41.          “Confidential Information” has the meaning set forth in Section 7.07(b).

Section 1.42.          “Consolidated EBITDA” means Consolidated EBITDA as defined in and calculated pursuant to the Credit Facilities.

Section 1.43.          “Consolidated Net Debt” means (x) any Indebtedness of the Company and its Subsidiaries minus (y) the Company’s and its Subsidiaries’ cash on hand and in banks, and any liquid investments readily convertible to cash, excluding any cash held in escrow or otherwise restricted.

Section 1.44.          “Control,” “Controlled” and “Controlling” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

Section 1.45.          “Credit Facilities” means that certain Credit Agreement, dated as of the Effective Date, by and between the Company, STR Acquisition, Inc., the Lenders (as defined therein) and Credit Suisse, Cayman Islands Branch, as it may be amended or restated from time to time.

Section 1.46.          “Disability” means, with respect to any Management Member, “disability” as defined in such Management Member’s employment agreement, or if not so defined shall mean any physical or mental illness, injury or infirmity which prevents a Management Member from performing the Management Member’s job functions for a period of (i) one hundred twenty consecutive calendar days or (ii) an aggregate of one hundred eighty calendar days out of any consecutive twelve month period.  Any determination of disability shall be made by the Board of Managers in consultation with a qualified physician or physicians selected by the Board of Managers and reasonably acceptable to the Management Member.  The failure of the Management Member to submit to a reasonable examination by such physician or physicians shall act as an estoppel to any objection by the Management Member to the determination of disability by the Board of Managers.

Section 1.47.          “Distribution Threshold” means, with respect to all Incentive Units issued pursuant to Section 3.04(c), an amount determined by the Board of Managers which will (but will not necessarily be the minimum amount which will) cause such Units to constitute “profits interests” within the meaning of Rev. Proc. 93-27 and 2001-43.

Section 1.48.          “DLJMB” means DLJ Merchant Banking Partners IV, L.P.

Section 1.49.          “DLJMB Managers” has the meaning set forth in Section 4.01(a)(i)(1).

Section 1.50.          “DLJMB Members” means DLJMB, DLJMB Offshore Partners IV, L.P., DLJ Merchant Banking Partners IV (Pacific), L.P. and MBP IV Plan Investors, L.P., DLJ Merchant Banking Partners IV (Co-Investments), L.P., together with any Permitted Transferees thereof.

Section 1.51.          “Drag-Along Portion” means, with respect to any Other Member in a Drag-Along Sale, the total number of the relevant class of Units owned by such Other Member multiplied by a fraction, the numerator of which is the aggregate number of the relevant class of

Units proposed to be sold by the Drag-Along Seller in the applicable Drag-Along Sale and the denominator of which is the total number of the relevant class of Units owned by the Drag-Along Seller at such time.

Section 1.52.          “Drag-Along Rights” has the meaning set forth in Section 8.07(a).

Section 1.53.          “Drag-Along Sale” has the meaning set forth in Section 8.07(a).

Section 1.54.          “Drag-Along Sale Notice” has the meaning set forth in Section 8.07(b).

Section 1.55.          “Drag-Along Sale Notice Period” has the meaning set forth in Section 8.07(b).

Section 1.56.          “Drag-Along Sale Price” has the meaning set forth in Section 8.07(b).

Section 1.57.          “Drag-Along Seller” has the meaning set forth in Section 8.07(a).

Section 1.58.          “Drag-Along Transferee” has the meaning set forth in Section 8.07(a).

Section 1.59.          “Effective Date” has the meaning specified in the introductory paragraph hereof.

Section 1.60.          “Electing Call Member” has the meaning set forth in Section 8.09(a)(iii).

Section 1.61.          “Electing Put Member” has the meaning set forth in Section 8.09(b)(iii).

Section 1.62.          “Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity.

Section 1.63.          “Equity Securities” has the meaning set forth in Section 3.02(a)(i).

Section 1.64.          “Equity Valuation” means, with respect to a particular Fiscal Year, (A) the product of (i) ten (10) and (ii) the Consolidated EBITDA for such Fiscal Year, less (B) Consolidated Net Debt as of the end of such Fiscal Year.

Section 1.65.          “Excess Portion” has the meaning set forth in Section 8.06(d).

Section 1.66.          “Excess Units” has the meaning set forth in Section 8.10(c).

Section 1.67.          “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

Section 1.68.          “Excluded Units” means any Class A Units or other Equity Securities:

(i)           issued as a dividend or distribution on any of the Units in accordance with this Agreement;

(ii)          granted or issued to employees, officers, directors, managers of, or contractors, consultants or advisors to, the Company or any of its Subsidiaries pursuant to incentive agreements, equity purchase or equity option plans, equity bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Managers, including, without limitation, Incentive Units;

(iii)         issued or issuable in connection with any equipment leases, real property leases, loans, credit lines, guarantees of indebtedness or similar transactions, in each case, approved by the Board of Managers;

(iv)        issued pursuant to the acquisition of another Person by the Company or any of its Subsidiaries by consolidation, merger, purchase of all or substantially all of the assets, or other transaction in which the Company or such Subsidiary acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other Person, fifty percent (50%) or more of the voting power of such other Person or fifty percent (50%) or more of the equity ownership of such other Person;

(v)         issued pursuant to any public offering and sale pursuant to an effective registration statement under the Securities Act;

(vi)        issued as an “equity kicker” to a lender in connection with a third party debt financing (including the award of any such “equity kicker” or the agreement to award or issue any such shares or “equity kicker”); provided that Credit Suisse or its Affiliates may only be granted such securities if such entities are part of a syndication or group of lenders; or

(vii)       issued to Persons other than Affiliates of the DLJMB Members who the Board of Managers believes will provide strategic benefits to the Company or any of its Subsidiaries.

Section 1.69.          “Existing Members” means each of the Members other than the Management Members.

Section 1.70.          “Fiscal Year” has the meaning set forth in Section 2.07.

Section 1.71.          “Fully Participating Member” has the meaning set forth in Section 8.10(c).

Section 1.72.          “Fully Participating Tagging Person” has the meaning set forth in Section 8.06(d).

Section 1.73.          “GAAP” means generally accepted accounting principles as formulated and interpreted by the Financial Accounting Standards Board in the United States of America.

Section 1.74.          “Good Reason” means, with respect to any Management Member, “good reason” as defined in such Management Member’s employment agreement, or if not so defined:

(i)           a reduction in such Management Member’s base salary (other than a general reduction in base salary or annual incentive compensation opportunities that affects all members of senior management equally);

(ii)          a material reduction in such Management Member’s duties and responsibilities, a material and adverse change in such Management Member’s title or the assignment to such Management Member of duties or responsibilities materially inconsistent with his title; or

(iii)         any material breach by the Company of any material written agreement with such Management Member.

provided, that any event described in clauses (i), (ii) or (iii) above shall constitute Good Reason only if the Company fails to cure such event within 30 days of receipt from Management Member of written notice of the event which such Management Member believes constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the 45th day following the later of its occurrence or such person’s knowledge thereof, unless such person has given the Company written notice thereof prior to such date.

Section 1.75.          “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)           the Gross Asset Value of any asset contributed by a Member to the Company is the gross fair market value of such asset as determined at the time of contribution;

(ii)          the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board of Managers, as of the following times:  (a) the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (c) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of becoming a Member; and (d) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the Board of Managers reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

(iii)         the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Board of Managers.

Section 1.76.          “Incentive Members” means the Class B Members, Class C Members, Class D Members, Class E Members and/or Class F Members.

Section 1.77.          “Incentive Units” means the Class B Units, Class C Units, Class D Units, Class E Units and/or Class F Units.

Section 1.78.          “Indebtedness” means, without duplication, the sum of:  (a) all principal and accrued (but unpaid) interest owing by the Company and its Subsidiaries for debt for borrowed money owed to any third party (specifically excluding intercompany debt between the Company and any of its Subsidiaries and any Subsidiary of the Company and another Subsidiary of the Company); plus (b) all obligations of the Company and its Subsidiaries under leases that have been recorded as capital leases under GAAP; plus (c) indebtedness of any person other than the Company or any of its Subsidiaries that is guaranteed by the Company or any of its Subsidiaries.

Section 1.79.          “Indemnified Party” has the meaning set forth in Section 4.06(a).

Section 1.80.          “Initial Capital Contributions” has the meaning set forth in Section 3.01.

Section 1.81.          “Initial Agreement” has the meaning set forth in the Recitals.

Section 1.82.          “Initial Members” means the Members, as of the Effective Date.

Section 1.83.          “Initial Public Offering” means any underwritten initial public offering of Securities of the Company, any corporate successor to the Company by way of conversion, STR or any of their respective Subsidiaries pursuant to an effective registration statement filed under the Securities Act.

Section 1.84.          “Issuance Notice” has the meaning set forth in Section 8.10(a).

Section 1.85.          “Jilot Observer” has the meaning set forth in Section 4.01(a).

Section 1.86.          “Joinder Agreement” has the meaning set forth in Section 8.03.

Section 1.87.          “Liquidator” has the meaning set forth in Section 9.03(b).

Section 1.88.          “Management Member” means any Member who is an employee of the Company or any of its Subsidiaries.  In no event shall any DLJMB Member be deemed to be a Management Member.

Section 1.89.          “Manager” has the meaning set forth in Section 4.01(a)(i).

Section 1.90.          “Manager Expenses” has the meaning set forth in Section 4.04(b).

Section 1.91.          “Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Regulations Section 1.704-2(b)(4).

Section 1.92.          “Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

Section 1.93.          “Members” means, collectively, the Class A Members, the Class B Members, the Class C Members, the Class D Members, Class E Members and the Class F Members.

Section 1.94.          “Members Representative” has the meaning set forth in Section 11.01.

Section 1.95.          “Merger Agreement” means the Amended and Restated Agreement and Plan of Merger, dated as of June 15, 2007, among the Company (as successor to STR Holdings Inc.), STR Acquisition, Inc. and Specialized Technology Resources, Inc., as it may be amended or restated from time to time.

Section 1.96.          “Net Income” and “Net Loss” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments (without duplication):

(i)           any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be added to such income or loss;

(ii)          any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this paragraph, shall be subtracted from such taxable income or loss;

(iii)         in the event the Gross Asset Value of any Company asset is adjusted pursuant to subdivisions (ii) or (iii) of the definition of “Gross Asset Value” herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(iv)        gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v)         in lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, such amounts shall instead be determined in accordance with the requirements of Regulations Section 1.704-1(b)(2)(iv)(g); and

(vi)        any items which are specially allocated pursuant to the provisions of Section 6.03 shall not be taken into account in computing Net Income or Net Loss.

Section 1.97.          “Non-competition Period” has the meaning set forth in Section 7.08(a).

Section 1.98.          “Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

Section 1.99.          “Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

Section 1.100.        “Northwestern” means The Northwestern Mutual Life Insurance Company.

Section 1.101.        “Northwestern Observer” has the meaning set forth in Section 4.01(a).

Section 1.102.        “Observer” means each of the Whitney Observer, the Jilot Observer and the Northwestern Observer.

Section 1.103.        “Officer” has the meaning set forth in Section 4.03.

Section 1.104.        “Other Business” has the meaning set forth in Section 7.09.

Section 1.105.        “Other Class A Members” means all Class A Members other than the DLJMB Members.

Section 1.106.        “Other Members” means all Members other than the DLJMB Members.

Section 1.107.        “Performance Target” means the Equity Valuation target for each Fiscal Year as set forth on Schedule III hereto with respect to Class D Units issued prior to the date hereof and, with respect to subsequent Class D Units, shall be set forth in an exhibit to the applicable Incentive Unit Grant at the time of issuance.

Section 1.108.        “Permitted Transferee” means (i) in the case of any DLJMB Member, (A) any other DLJMB Member, (B), any actual or prospective shareholder, member or general or limited partner of any DLJMB Member (a “DLJMB Partner”), and any corporation, partnership, limited liability company, or other entity that is an Affiliate of any DLJMB Partner (collectively, “DLJMB Affiliates”), (C) any managing director, general partner, director, limited partner, officer or employee of any DLJMB Member or any DLJMB Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, “DLJMB Associates”) or (D) any trust the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which, include only such DLJMB Members, DLJMB Affiliates, DLJMB Associates, their spouses or other lineal descendants;

(ii)           in the case of any Other Class A Member, (A) any entity that is an Affiliate of such Class A Member, (B) any actual or prospective shareholder, member or general or limited partner of any such Class A Member, and any corporation, partnership, limited liability company, or other entity that is an Affiliate of any such Class A Member, (C) any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Class A Member, (C) a trust that is for the exclusive benefit of such Class A Member or its Permitted Transferees under clause (B) above or (D) in the case of the Whitney Members, any other Whitney Member; and

(iii)          in the case of any Management Member, (A) any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Management Member, (B) a trust that is for the exclusive benefit of such Management Member or its Permitted Transferees under clause (A) above or (C) a limited liability company or corporation, all of the outstanding capital stock or membership interests of which is of record and beneficially owned by such Management Member or any of those Persons in clause (A) above.

Section 1.109.        “Person” means any individual or Entity and, where the context so permits, the legal representatives, successors in interest and permitted assigns of such Person.

Section 1.110.        “Prime Rate” means the highest prime rate of interest quoted from time to time by The Wall Street Journal as the “base rate” on corporate loans at large money center commercial banks.

Section 1.111.        “Profits Interest” has the meaning set forth in Section 3.08(a).

Section 1.112.        “Proposed Rules” has the meaning set forth in Section 3.08(b)(i).

Section 1.113.        “Pro Rata Share” means, for each Other Class A Member and any proposed issuance of any class of Units with respect to which each such Other Class A Member shall be entitled to exercise his or her rights under Section 8.10, the fraction that results from dividing (A) such Other Class A Member’s Aggregate Ownership of Class A Units proposed to be issued immediately before giving effect to such issuance, by (B) the total number of such Class A Units then outstanding and owned by all Members (immediately before giving effect to such issuance), calculated on a fully diluted basis.

Section 1.114.        “Put Notice Date” has the meaning set forth in Section 8.09(b).

Section 1.115.        “Put Units” has the meaning set forth in Section 8.09(b).

Section 1.116.        “Registrable Securities” means, at any time, any common stock of the Company, or any corporate successor to the Company by way of conversion, STR or any of their respective Subsidiaries which effects the Initial Public Offering held by any Member until (i) a registration statement covering such shares has been declared effective by the SEC and such shares have been disposed of pursuant to such effective registration statement, (ii) such shares are sold under Rule 144 under the Securities Act or (iii) such shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such shares not bearing the legend required pursuant to this Agreement and such shares may be resold without subsequent registration under the Securities Act.

Section 1.117.        “Regulations” means the Income Tax Regulations promulgated under the Code, as amended.

Section 1.118.        “Repurchase Fair Market Value” means, the amount that would be distributed in respect of a Class A Unit, Class B Unit, Class C Unit, Class D Unit, Class E Unit or Class F Unit, as applicable, as determined in good faith by the Board of Managers as if the assets of the Company were sold for their fair market value as a going concern and the proceeds distributed in accordance with Article IX.  If the Board of Managers determines that a regular, active public market does not exist for the Units, the Board of Managers shall determine the Repurchase Fair Market Value of the Units in its good faith judgment based on the total number of Class A Units then outstanding, taking into account all outstanding Incentive Units and without application of any minority interest discount or lack of marketability discount.  The Board of Managers shall make its determination of Repurchase Fair Market Value from time to time, but not less than annually (the “Valuation”) and such determination shall remain in effect until the Board of Managers makes the next Valuation (provided that, at any relevant date of determination, the Valuation approximates the Repurchase Fair Market Value at that date and, if it does not, the Board of Managers shall make a new determination of Repurchase Fair Market Value which shall apply retroactively at such date of determination).  Notwithstanding the foregoing, if an investment banker or appraiser appointed by the Board of Managers makes a determination of Repurchase Fair Market Value subsequent to a Valuation, such subsequent determination shall supersede the Valuation then in effect and shall establish the Repurchase Fair Market Value until the next Valuation; provided, however, that, notwithstanding the foregoing, in connection with any determination of  Repurchase Fair Market Value required pursuant to Section 8.09(d), the selling Member, may elect to have Repurchase Fair Market Value evaluated as of the date of determination thereof as required pursuant hereto by an independent valuation consultant or appraiser as may be selected mutually by the Board of Managers and the Member rather than in reliance upon the most recent Valuation (“Third Party Valuation”); provided, further, that, if the determination of Repurchase Fair Market Value pursuant to the Third Party Valuation is (A) 110% or greater than the Repurchase Fair Market Value determined by the Board of Managers, the cost of such Third Party Valuation shall be borne by the Company, (B) 90% or less than the Repurchase Fair Market Value determined by the Board of Managers, the cost of such Third Party Valuation shall be borne by the selling Member and (C) more than 90% less than and less than 110% more than the Repurchase Fair Market Value determined by the Board of Managers, the cost of such Third Party Valuation shall be borne equally by the selling Member and the Company.

Section 1.119.        “RFMV Calculation Date” means, with respect to the application of the provisions of Section 8.09 to a Terminated Member:

(i)            With respect to Termination Units that are called by the Company pursuant to Section 8.09(a), on the Call Notice Date;

(ii)           With respect to Termination Units that are put to the Company by the Terminated Member pursuant to Section 8.09(b), the Termination Date; and

(iii)          With respect to Rollover Units that are acquired by the Company pursuant to Section 8.09(c), the Termination Date.

Section 1.120.        “Reserves” means the amount of proceeds that the Board of Managers determines in good faith and in its reasonable discretion is necessary to be maintained by the Company for the purpose of paying reasonably anticipated Company Expenses, liabilities and obligations of the Company regardless of whether such Company Expenses, liabilities and obligations are actual or contingent.

Section 1.121.        “Restricted Period” has the meaning set forth in Section 8.04.

Section 1.122.        “Rollover Units” shall mean the Class A Units issued to certain Management Members in exchange for shares of STR pursuant to a Contribution Agreement between such Management Member and the Company executed in connection with the closing of the merger under the Merger Agreement.

Section 1.123.        “Safe Harbor Election” has the meaning set forth in Section 3.08(b)(i).

Section 1.124.        “Second Amended Agreement” has the meaning set forth in the Recitals.

Section 1.125.        “Section 83(b) Election” has the meaning set forth in Section 3.08(a).

Section 1.126.        “Securities” means securities of every kind and nature, including stock, notes, bonds, evidences of indebtedness, options to acquire any of the foregoing, and other business interests of every type, including interests in any Entity.

Section 1.127.        “Securities Act” means the Securities Act of 1933, as amended from time to time.

Section 1.128.        “STR” has the meaning set forth in Section 2.05(a).

Section 1.129.        “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of company, partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, manager, general partner or similar controlling Person of such limited liability company, partnership, association or other business entity.

Section 1.130.        “Syndication” means the Transfer by the DLJMB Members of up to $15,000,000 of its Units to any Person (who shall be admitted as an Additional Member) within six (6) months of the date of this Agreement at the same price per Unit paid by the applicable DLJMB Member together with interest thereon from the Closing Date.

Section 1.131.        “Tag-Along Date” has the meaning set forth in Section 8.06(e).

Section 1.132.        “Tag-Along Notice” has the meaning set forth in Section 8.06(a).

Section 1.133.        “Tag-Along Notice Period” has the meaning set forth in Section 8.06(a).

Section 1.134.        “Tag-Along Portion” means for any Tagging Person in a Tag-Along Sale, the total number of Class A Units owned by the Tagging Person immediately prior to such Tag-Along Sale multiplied by the Tag-Along Pro Rata Share.

Section 1.135.        “Tag-Along Pro Rata Share” means a fraction, the numerator of which is the maximum number of Class A Units proposed to be sold by the applicable Tag-Along Seller in such Tag-Along Sale and the denominator of which is the total number of Class A Units owned by such Tag-Along Seller at such time.

Section 1.136.        “Tag-Along Offer” has the meaning set forth in Section 8.06(a).

Section 1.137.        “Tag-Along Response Notice” has the meaning set forth in Section 8.06(a).

Section 1.138.        “Tag-Along Right” has the meaning set forth in Section 8.06(a).

Section 1.139.        “Tag-Along Sale” has the meaning set forth in Section 8.06(a).

Section 1.140.        “Tag-Along Seller” has the meaning set forth in Section 8.06(a).

Section 1.141.        “Tagging Person” has the meaning set forth in Section 8.06(a).

Section 1.142.        “Tax Distribution” has the meaning set forth in Section 5.04(b).

Section 1.143.        “Tax Matters Member” has the meaning set forth in Section 7.04.

Section 1.144.        “Terminated Member” has the meaning set forth in Section 8.09(a).

Section 1.145.        “Termination Date” has the meaning set forth in Section 3.06.

Section 1.146.        “Termination Event” has the meaning set forth in Section 8.09(a).

Section 1.147.        “Termination Price” has the meaning set forth in Section 8.09(d).

Section 1.148.        “Termination Units” has the meaning set forth in Section 8.09(a).

Section 1.149.        “Third Party” means a prospective purchaser (other than a Permitted Transferee of the prospective selling Member) of Units in a bona fide arm’s-length transaction.

Section 1.150.        “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge, assignment, hypothecation or other disposition and, as a verb, to voluntarily or involuntarily transfer, sell, pledge, assign, hypothecate or otherwise dispose of, including by way of merger, consolidation or otherwise.

Section 1.151.        “Units” means, collectively, the Class A Units, the Class B Units, the Class C Units, the Class D Units, Class E Units and the Class F Units.

Section 1.152.        “Unreturned Capital Contributions” means, with respect to each Class A Member, at any time of determination, the aggregate amount of such Class A Member’s Capital Contributions less the amount of distributions received by such Class A Member (or its predecessors in interest) under Section 5.02(a) of this Agreement.

Section 1.153.        “Unvested Fiscal Year” has the meaning set forth in Section 3.05(c).

Section 1.154.        “Unvested Unit” has the meaning set forth in Section 5.03.

Section 1.155.        “Unwinding Event” has the meaning set forth in Section 8.03.

Section 1.156.        “Whitney Manager” has the meaning set forth in Section 4.01(a).

Section 1.157.        “Whitney Members” means Castleman 2007 GRAT, MRS Trust, Harrington Sound, LLC and Paul Vigano.

Section 1.158.        “Whitney Observer” has the meaning set forth in Section 4.01(a).

Section 1.159.        “Yearly Amount” shall mean a Class D Unit’s 1/5th vesting installment.

ARTICLE II

ORGANIZATION

Section 2.01.          Formation of Company.  The Company has previously been formed pursuant to the Act.  The rights and liabilities of the Members shall be as provided for in the Act if not otherwise expressly provided for in this Agreement.

Section 2.02.          Name.  The name of the Company is “STR Holdings LLC”.  The business of the Company shall be conducted under such name or under such other names as the

Board of Managers may deem appropriate.  No value shall be placed upon the name or the goodwill attached thereto for the purpose of determining the fair market value of any Member’s Capital Account or Units.

Section 2.03.          Office; Agent for Service of Process.  The address of the Company’s registered office in Delaware is c/o the Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.  The name and address of the registered agent in Delaware for service of process is the Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808.  The Board of Managers may change the registered office and the registered agent of the Company from time to time.  The Company shall maintain a principal place of business and office(s) at such place or places as the Board of Managers may from time to time designate.

Section 2.04.          Term.  The Company commenced on the date of the filing of the Certificate, and the term of the Company shall continue until the dissolution of the Company in accordance with the provisions of Article IX or as otherwise provided by law.

Section 2.05.          Purpose and Scope.

(a)           The purpose and business of the Company is to, directly or indirectly, hold and exercise rights with respect to the capital stock of Specialized Technology Resources, Inc. (“STR”) and to engage in any and all activities that are incidental or ancillary thereto (the “Company Business”).

(b)           The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the Company Business and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Board of Managers pursuant to this Agreement, including pursuant to Section 2.06.

Section 2.06.          Authorized Acts.  In furtherance of the Company Business, but subject to all other provisions of this Agreement, the Board of Managers, on behalf of the Company, is hereby authorized and empowered:

(a)           to do any and all things and perform any and all acts necessary or incidental to the Company Business;

(b)           to enter into, and take any action under, any contract, agreement or other instrument as the Board of Managers shall determine to be necessary or desirable to further the objects and purposes of the Company, including contracts or agreements with any Member or prospective Member;

(c)           to open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

(d)           to hire, for usual and customary payments and expenses, consultants, brokers, attorneys, accountants and such other agents for the Company as it may deem necessary or advisable, and authorize any such agent to act for and on behalf of the Company;

(e)           to incur expenses and other obligations on behalf of the Company in accordance with this Agreement, and, to the extent that funds of the Company are available for such purpose, pay all such expenses and obligations;

(f)            to bring and defend actions and proceedings at law or in equity and before any governmental, administrative or other regulatory agency, body or commission;

(g)           to establish Reserves in accordance with this Agreement or the Act for contingencies and for any other purpose of the Company;

(h)           to prepare and file all necessary returns and statements, pay all taxes, assessments and other impositions applicable to the assets of the Company, and withhold amounts with respect thereto from funds otherwise distributable to any Member;

(i)            to determine the accounting methods and conventions to be used in the preparation of any accounting or financial records of the Company, which, in any case, must be consistent with GAAP; and

(j)            to act for and on behalf of the Company in all matters incidental to the foregoing.

Section 2.07.          Fiscal Year.  The fiscal year (the “Fiscal Year”) of the Company shall end on the last day of each calendar year unless, for federal income tax purposes, another Fiscal Year is required.  The Company shall have the same Fiscal Year for federal income tax purposes and for accounting purposes.

ARTICLE III

CONTRIBUTIONS AND MEMBERS

Section 3.01.          Initial Capital Contributions.  Each Class A Member has made initial Capital Contributions (the “Initial Capital Contributions”) in the amount set forth opposite its name on Schedule II and as reflected in a register of the Company, maintained by the Company in accordance with Article VII (the “Company Register”).

Section 3.02.          Additional Capital Contributions.

(a)           (i)  No Member shall be required to make any Additional Capital Contributions to the Company.  In addition, no Member shall be permitted to make any Additional Capital Contributions to the Company without the written consent of the Board of Managers.  The Board of Managers, subject to the preemptive rights provided for in Section 8.10, shall have the authority to issue Class A Units or other equity securities of the Company, including any security or instrument convertible into equity securities of the Company (“Equity Securities”) in such amounts and at such purchase price per Class A Unit or other

Equity Security as reasonably determined by the Board of Managers, taking into account such financial data and projections and such other factors as the Board of Managers may deem relevant.  For the avoidance of doubt, Class A Units or other Equity Securities shall be issued to the Members pursuant to this Section 3.02(a) on the same date in which such Members make Capital Contributions to the Company.

(ii)           Upon the Board of Managers’ decision to raise additional capital under Section 3.02(a)(i), the Board of Managers may seek new members to provide such capital or the remainder thereof, on substantially the same terms and conditions (including purchase price per Class A Unit or other Equity Security) as offered to the Members under Section 3.02(a)(i), and one or more Additional Members may be admitted into the Company at any time with the written consent of the Board of Managers and payment of such capital or portion thereof.

(b)           Each Additional Member shall execute and deliver a written instrument satisfactory to the Board of Managers, whereby such Additional Member shall become a party to this Agreement, as well as any other documents required by the Board of Managers.  Upon execution and delivery of a counterpart of this Agreement, contribution of capital to the Company and acceptance thereof by the Board of Managers, such Person shall be admitted as a Member.  Each such Additional Member shall thereafter be entitled to all the rights and subject to all the obligations of a Member as set forth herein.

(c)           Schedule II shall be amended by the Board of Managers from time to time to reflect Additional Capital Contributions, issuances, transfers or assignments of Units or other Equity Securities permitted by this Agreement and admissions, resignations or withdrawals of Members pursuant to the terms of this Agreement.

Section 3.03.          Interest Payments.  No interest shall be paid to any Member on any Capital Contributions.  All Capital Contributions shall be denominated and payable in U.S. dollars.

Section 3.04.          Ownership and Issuance of Units.

(a)           (i)  Subject to the terms and conditions of this Agreement, the Company shall have the authority to issue an unlimited number of Class A Units (the “Class A Units”) for such consideration as the Board of Managers deems appropriate.  Each Class A Member owns that number of Class A Units as appears next to its name on Schedule II hereto, as the same may be amended or restated from time to time.

(ii)           Subject to the terms and conditions of this Agreement, the Company shall have the authority to issue in consideration for the provision of services to or for the benefit of the Company up to the number of Class B Units (the “Class B Units”) permitted under Schedule II.  Each Class B Member owns that number of Class B Units as appears next to its name on Schedule II, as the same may be amended or restated from time to time.

(iii)          Subject to the terms and conditions of this Agreement, the Company shall have the authority to issue in consideration for the provision of services to or for the benefit of the Company up to the number of Class C Units (the “Class C Units”) permitted under Schedule II.  Each Class C Member owns that number of Class C Units as appears next to its name on Schedule II, as the same may be amended or restated from time to time.

(iv)          Subject to the terms and conditions of this Agreement, the Company shall have the authority to issue in consideration for the provision of services to or for the benefit of the Company up to the number of Class D Units (the “Class D Units”) permitted under Schedule II.  Each Class D Member owns that number of Class D Units as appears next to its name on Schedule II, as the same may be amended or restated from time to time.

(v)           Subject to the terms and conditions of this Agreement, the Company shall have the authority to issue in consideration for the provision of services to or for the benefit of the Company up to the number of Class E Units (the “Class E Units”) permitted under Schedule II.  Each Class E Member owns that number of Class E Units as appears next to its name on Schedule II, as the same may be amended or restated from time to time.

(vi)          Subject to the terms and conditions of this Agreement, the Company shall have the authority to issue in consideration for the provision of services to or for the benefit of the Company up to the number of Class F Units (the “Class F Units”) permitted under Schedule II.  Each Class F Member owns that number of Class F Units as appears next to its name on Schedule II, as the same may be amended or restated from time to time.

(b)           The Board of Managers, subject to the terms and conditions of this Agreement, shall have the authority to increase the number of authorized Incentive Units, in such amounts as determined by the Board of Managers.

(c)           The Company shall reserve all of the Incentive Units for issuance to employees of, or service providers to, the Company and its Subsidiaries, on the terms set forth in this Article III.  Incentive Units may be awarded from time to time to employees of, or service providers to, the Company and its Subsidiaries by the Board of Managers or any committee established by the Board of Managers; provided that the Company will not issue any Incentive Units after the date hereof to (i) Evergreen Capital Partners, LLC or its principals without the prior consent of Whitney Members holding more than fifty percent (50%) of the total Class A Units then held by the Whitney Members or (ii) the DLJMB Members without the prior consent of a majority of the Other Class A Members.  Incentive Units may not be Transferred (other than as contemplated or required by Article VIII).  All Incentive Units will be issued subject to the applicable Distribution Threshold, which, with respect to Class B Units, Class C Units, Class D Units and Class F Units issued prior to the date hereof, shall be $178,649,240, with respect to Class E Units issued prior to the date hereof, shall be $484,214,750 and, with respect to subsequent Incentive Units, shall be set forth in an exhibit to the applicable Incentive Unit grant agreement at the time of issuance.

Section 3.05.      Vesting.

(a)           Class B Units shall be fully vested at issuance.

(b)           Class C Units shall be unvested at issuance and, unless provided otherwise herein, shall vest in equal 1/60th installments as of the last day of each of the 60 successive calendar months beginning after the date of issuance of such Class C Units; provided, however, that all outstanding but unvested Class C Units shall vest in full upon the occurrence of a Change of Control (other than an Initial Public Offering).

(i)            Upon the occurrence of an Initial Public Offering, each Class C Member shall be eligible to receive shares of restricted stock of STR (or any corporate successor to the Company by way of conversion or such other corporation owned by the Company which effects the Initial Public Offering) that are equivalent in value to the unvested portion of such Class C Member’s Class C Units, which shares shall continue to vest in accordance with this Section 3.05(b), provided that such shares shall vest in their entirety following the date upon which the DLJMB Members have sold or otherwise Transferred to Third Parties fifty percent (50%) or more of their original beneficial ownership of STR (or any corporate successor to the Company by way of conversion or such other corporation owned by the Company which effects the Initial Public Offering).

(ii)           Upon any Class C Member’s termination for Good Reason or termination by the Company without Cause, the unvested Class C Units shall vest in such additional installments as such Class C Units would have vested had the Class C Member been employed for an additional twelve (12) months.

(c)           Class D Units shall be unvested at issuance and, unless provided otherwise in the applicable Incentive Unit grant agreement for a Class D Member, shall vest in equal 1/5th installments following the five successive Fiscal Years, beginning with the Fiscal Year ending on December 31, 2007 (for the 2007 Fiscal Year) if the Equity Valuation, measured as of the end of such Fiscal Year, is no less than the Performance Target for such Fiscal Year; provided, however, that all outstanding but unvested Class D Units for that year, all subsequent years and one Unvested Fiscal Year (as defined below), if one exists, shall vest in full upon the occurrence of a Change of Control (other than an Initial Public Offering).  “Unvested Fiscal Year” shall mean a year in which the Performance Target was not met for any given Fiscal Year.

(i)            If the Performance Target for any of the first four Fiscal Years referred to above is not attained, the Yearly Amount for the previous Unvested Fiscal Year which is not then vested (or, if the Yearly Amount for the previous Fiscal Year has vested, then the Yearly Amount for any one prior Unvested Fiscal Year) shall become vested and exercisable at the end of the first Fiscal Year thereafter in which the Equity Valuation for such Fiscal Year is no less than the Performance Target for such Fiscal Year.  For purposes of illustration of the previous sentence: if the Performance Target is not achieved for the 2007 and 2008 Fiscal Years but is achieved for the 2009 Fiscal Year, in 2009, the Yearly Amounts for both 2009 and 2008 would become vested.  Further, if the Performance Target for 2010 was then achieved, the Yearly Amounts for both 2010 and 2007 would become vested.

(ii)           Upon the occurrence of an Initial Public Offering, each Class D Member shall be eligible to receive shares of restricted stock of STR (or any corporate successor to the Company by way of conversion or such other corporation owned by the Company which effects the Initial Public Offering) that are equivalent in value to the unvested portion of such Class D Member’s Class D Units, which shares shall continue to vest in accordance with this Section 3.05(c), provided that such shares shall vest in their entirety following the date upon which the DLJMB Members have sold or otherwise Transferred to Third Parties fifty percent

(50%) or more of their original beneficial ownership of STR (or any corporate successor to the Company by way of conversion or such other corporation owned by the Company which effects the Initial Public Offering).

(d)           Class E Units shall be unvested at issuance and, unless provided otherwise herein, shall vest in equal 1/60th installments as of the last day of each of the 60 successive calendar months beginning after the date of issuance of such Class E Units; provided, however, that all outstanding but unvested Class E Units shall vest in full upon the occurrence of a Change of Control (other than an Initial Public Offering).

(i)            Upon the occurrence of an Initial Public Offering, each Class E Member’s Class E Units shall be eligible to receive shares of restricted stock of STR (or any corporate successor to the Company by way of conversion or such other corporation owned by the Company which effects the Initial Public Offering) that are equivalent in value to the unvested portion of such Class E Member’s Class E Units, which shares shall continue to vest in accordance with this Section 3.05(d), provided that such shares shall vest in their entirety following the date upon which the DLJMB Members have sold or otherwise Transferred to Third Parties fifty percent (50%) or more of their original beneficial ownership shares of common stock of STR (or any corporate successor to the Company by way of conversion or such other corporation owned by the Company which effects the Initial Public Offering).

(ii)           Upon any Class E Member’s termination for Good Reason or termination by the Company without Cause, the unvested Class E Units shall vest in such additional installments as such Class E Units would have vested had the Class E Member been employed for an additional twelve (12) months.

(e)           Class F Units shall be fifty percent (50%) vested at issuance and, unless provided otherwise herein, thirty-three and one-third percent (33 1/3%) per annum of such Class F Member’s unvested Class F Units shall vest on each of the first, second and third anniversaries of the date of issuance; provided, however, that all outstanding but unvested Class F Units shall vest in full upon the occurrence of a Change of Control (other than an Initial Public Offering).

(i)            Upon the occurrence of an Initial Public Offering, each Class F Member shall be eligible to receive shares of restricted stock of STR (or any corporate successor to the Company by way of conversion or such other corporation owned by the Company which effects the Initial Public Offering) that are equivalent in value to the unvested portion of such Class F Member’s Class F Units, which shares shall continue to vest in accordance with this Section 3.05(e), provided that such shares shall vest in their entirety following the date upon which the DLJMB Members have sold or otherwise Transferred to Third Parties fifty percent (50%) or more of their original beneficial ownership of STR (or any corporate successor to the Company by way of conversion or such other corporation owned by the Company which effects the Initial Public Offering).

(ii)           The Board of Managers is hereby authorized and empowered, without further vote or action of the Members, to accelerate the vesting of any Class F Member’s Class F Units; provided, however, that any such acceleration shall equally apply to all Class F Members.

Section 3.06.          Termination.  Notwithstanding Section 3.05 and unless otherwise agreed by the Company and a Member, all unvested Incentive Units held by a Member shall be forfeited on the date such Member’s employment with or provision of services to the Company and its Subsidiaries terminates (a “Termination Date”) for any reason; provided, however, that if such Member is terminated under circumstances constituting a termination for Cause, all Incentive Units (vested and unvested) held by such Member shall be forfeited as of such Termination Date.  Any Incentive Units that are forfeited pursuant to the terms of this Agreement shall be cancelled by the Company and shall no longer be outstanding unless and until they are reissued by the Company.

Section 3.07.          Members with Employment or Consulting Agreements.  The application of the vesting provisions of Sections 3.05 and 3.06 to a Member who is a party to an employment, consulting, award or similar agreement with the Company or any of its Subsidiaries that is entered into after the Effective Date shall be subject to the terms of such employment, consulting or similar agreement, and to the extent that any provision of Sections 3.05 and 3.06 conflicts with such employment, consulting, award or similar agreement in respect of vesting, the provisions of such employment, consulting, award or similar agreement shall supersede and control the provisions of Sections 3.05 and 3.06 as they apply to such vesting provisions.

Section 3.08.          Profits Interests.  (a)  The Company and each Member agree to treat each Incentive Member’s Incentive Units (such interest, a “Profits Interest”) as a separate “Profits Interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, and it is the intention of the Company and the Members that distributions to each Incentive Member (including any additional Incentive Members, if any) pursuant to Section 5.02 be limited to the extent necessary so that the Profits Interest of such Incentive Member qualifies as a “Profits Interest” under Rev. Proc. 93-27, and this Agreement shall be interpreted accordingly.  In the event that distributions to a Member pursuant to Section 5.02 are limited as a result of the first sentence of this Section 3.08, the Board of Managers is authorized to adjust future distributions to the Members in whatever manner it reasonably deems appropriate so that, after such adjustments are made, each Member receives, to the maximum extent possible, an amount of distributions equal to the amount of distributions such Member would have received were such sentence not part of this Agreement.  Additionally, in accordance with Rev. Proc. 2001-43, 2001-2 CB 191, the Company shall treat a Member holding an Incentive Unit as the owner of such Unit from the date it is granted, and shall file its IRS Form 1065, and issue appropriate Schedule K-1s to such Member, allocating to such Member its distributive share of all items of income, gain, loss, deduction and credit associated with such Profits Interest as if it were fully vested.  Each Incentive Member agrees to take into account such distributive share in computing its federal income tax liability for the entire period during which it holds the Profits Interest.  The Company and each Member agree not to claim a deduction (as wages, compensation or otherwise) for the fair market value of such Profits Interest issued to an Incentive Member, either at the time of grant of the Profits Interest or at the time the Profits Interest becomes substantially vested.  The undertakings contained in this Section 3.08 shall be construed in accordance with Section 4 of Rev. Proc. 2001-43.  Each Incentive Member shall be required to file an election pursuant to Section 83(b) of the Code (a “Section 83(b) Election”) with respect to its Incentive Units no later than ten days after receipt of such Incentive Units.  The provisions of this Section 3.08 shall apply regardless of whether or not an Incentive Member files a Section 83(b) Election with respect to its Incentive Units.

(b)           (i)  The Board of Managers is hereby authorized and directed to cause the Company to make an election to value any Incentive Units issued by the Company as compensation for services to the Company (collectively, “Compensatory Interests”) at liquidation value (the “Safe Harbor Election”), as the same may be permitted pursuant to or in accordance with the finally promulgated successor rules to Proposed Regulations Section 1.83-3(l) and IRS Notice 2005-43 (collectively, the “Proposed Rules”).  The Board of Managers shall cause the Company to make any allocations of items of income, gain, deduction, loss or credit (including forfeiture allocations and elections as to allocation periods) necessary or appropriate to effectuate and maintain the Safe Harbor Election.

(ii)           Any such Safe Harbor Election shall be binding on the Company and on all of its Members with respect to all Transfers of Compensatory Interests thereafter made by the Company while a Safe Harbor Election is in effect.  A Safe Harbor Election once made may be revoked by the Board of Managers as permitted by the Proposed Rules or any applicable rule.

(iii)          Each Member (including any person to whom a Compensatory Interest is Transferred in connection with the performance of services), by signing this Agreement or by accepting such Transfer, hereby agrees to comply with all requirements of the Safe Harbor Election with respect to all Compensatory Interests transferred while the Safe Harbor Election remains effective.

(iv)          The Board of Managers shall file or cause the Company to file all returns, reports and other documentation as may be required to perfect and maintain the Safe Harbor Election with respect to Transfers of Compensatory Interests covered by such Safe Harbor Election.

(v)           The Board of Managers is hereby authorized and empowered, without further vote or action of the Members, to amend this Agreement as necessary to comply with the Proposed Rules or any rule, in order to provide for a Safe Harbor Election and the ability to maintain or revoke the same, and shall have the authority to execute any such amendment by and on behalf of each Member; provided that such amendment is not materially adverse to such Member.  Any undertakings by the Members necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and to the extent so reflected shall be binding on each Member, respectively.

(vi)          Each Member agrees to cooperate with the Board of Managers to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the Board of Managers.

(vii)         Without limitation of any other provision herein, no Transfer of any Profits Interest in the Company by a Member, to the extent permitted by this Agreement, shall be effective unless prior to such Transfer, the transferee, assignee or intended recipient of such Profits Interest shall have agreed in writing to be bound by the provisions of this Section 3.08, in form satisfactory to the Board of Managers.

Section 3.09.      Voting Rights

(a)           Voting Rights.  Except as otherwise provided in the Act or as otherwise provided herein, Members shall not be entitled to any vote or consent right with respect to Incentive Units.  All Class A Members shall be entitled to one vote for each Class A Unit held.

(b)           Irrevocable Proxy.  Other than the specific Member approval rights expressly set forth herein (including those in Section 11.05), each Other Member hereby grants to the DLJMB Members, to the extent permitted by law, an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Other Member’s Class A Units, on all matters submitted to the Members, for as long as the DLJMB Members in the aggregate hold more Class A Units than any Other Member.

Section 3.10.          Withdrawals.  Except as explicitly provided elsewhere herein, no Member shall have any right (i) to withdraw as a Member from the Company, (ii) to withdraw from the Company all or any part of such Member’s Capital Contributions, (iii) to receive property other than cash in return for such Member’s Capital Contributions or (iv) to receive any distribution from the Company, except in accordance with Article V and Article IX.

Section 3.11.          Liability of the Members Generally.  Except as explicitly provided elsewhere herein or in the Act, no Member shall be liable for any debts, liabilities, contracts or obligations of the Company whatsoever.  Each of the Members acknowledges that its Capital Contributions are subject to the claims of any and all creditors of the Company to the extent provided by the Act and other applicable law.

Section 3.12.          Capital Accounts.  There shall be established and maintained for each Member a separate capital account (“Capital Account”).  There shall be added to the Capital Account of each Member (i) such Member’s Capital Contributions, (ii) such Member’s distributive share of Net Income and any item in the nature of income or gain that is specially allocated to the Member pursuant to Section 6.03, and (iii) the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member.  There shall be subtracted from the Capital Account of each Member (i) the amount of any money, and the Gross Asset Value of any other property, distributed to such Member, (ii) such Member’s distributive share of Net Loss and any item in the nature of loss or expense that is specially allocated to such Member pursuant to Section 6.03, and (iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member of the Company.  The foregoing provision and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations.  In determining the amount of any liability for purposes of this Section 3.12, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

Section 3.13.          No Deficit Restoration Obligation.  Except as explicitly provided elsewhere herein, at no time during the term of the Company or upon dissolution and liquidation thereof shall a Member with a negative balance in its Capital Account have any obligation to the Company or the other Members to restore such negative balance, except as may be required by law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

ARTICLE IV

MANAGEMENT

Section 4.01.          Management and Control of the Company.

(a)           (i)  The Members have established the Company as a “board of managers-managed” limited liability company and have agreed to designate a board of managers (the “Board of Managers”) of seven (7) Persons to manage the Company and its business and affairs.  Each of the Managers appointed to the Board of Managers is referred to herein as a “Manager.”  The Class A Members shall have the exclusive right to designate the members of the Board of Managers, and the Board of Managers shall be comprised, as follows:

(1)           up to five (5) Managers shall be designated by DLJMB (the “DLJMB Managers”)

(2)           one (1) Manager shall be designated by the Whitney Members, who shall initially be Michael Stone (the “Whitney Manager”); and

(3)           the then current Chief Executive Officer of the Company (the “CEO Manager”).

(ii)           If at any time any Manager other than the CEO Manager ceases to serve on the Board of Managers (whether due to resignation, removal or otherwise), the Class A Member responsible for the designation of such Manager pursuant to Section 4.01(a)(i) above shall designate a replacement for such Manager by written notice to the Board of Managers and to each of the other Class A Members.  In the event the Whitney Members designate a Manager, other than Michael Stone, pursuant to Section 4.01(a)(i)(2) above, DLJMB’s consent must be obtained, which consent may not be unreasonably withheld.  Any Class A Member entitled to designate a specific Manager may remove such Manager, at any time and from time to time, with or without cause (subject to applicable law), in such Class A Member’s sole discretion, and such Class A Member shall give written notice of such removal to each of the other Class A Members and to the Board of Managers.  If at any time the CEO Manager dies, becomes disabled, resigns or is otherwise removed from the office of Chief Executive Officer of the Company, such CEO Manager shall be concurrently removed as a Manager and the next duly appointed or elected Chief Executive Officer of the Company shall be designated the CEO Manager.  In the event that the Whitney Members cease to own at least fifty percent (50%) but not less than twenty-five (25%) of the Whitney Members’ Class A Units owned on the date hereof, the Whitney Manager shall resign within 180 days thereafter, subsequent to which the Whitney Members shall no longer have the right to designate a Manager and in the event that the Whitney Members cease to own at least twenty-five (25%) of the Whitney Members Class A Units owned on the date hereof, the Whitney Manager shall immediately resign; provided that so long as the Whitney Members own any Units, the Whitney Members shall be entitled to designate an observer (the “Whitney Observer”), without voting rights, to the Board of Managers.  If (x) Dennis Jilot is no longer the CEO Manager, (y) he continues to own any Units and (z) in the reasonable discretion of the Board of Managers, his presence is not detrimental to meetings of the Board of Managers, he shall be entitled to be an observer (the “Jilot Observer”), without voting rights, to the Board of

Managers.  Northwestern shall have the right to designate an observer (the “Northwestern Observer”), without voting rights, to the Board of Managers so long as it owns at least fifty percent (50%) of its Class A Units owned on the date hereof.

(1)           Each Observer shall be entitled to notice of any written actions in lieu of meetings of the Board of Managers, to the financial reports set forth in Section 7.02 and to information provided to Managers in connection with topics to be discussed at any meeting of the Board of Managers.  The Company reserves the right to withhold any information and to exclude any Observer from any meeting or portion thereof if access to such information or attendance at such meeting or portion of such meeting would (A) in the reasonable judgment of the Company’s outside counsel, adversely affect the attorney-client privilege between the Company and its counsel or cause the Board of Managers to breach its fiduciary duties or (B) in the good faith determination of a majority of the members of the Board of Managers, result in a conflict of interest with the Company.  Each Observer agrees, and each of Northwestern and the Whitney Members agree to cause its respective designated Observer to agree, to be bound by the confidentiality provisions set forth in Section 7.07 hereof.  Each Observer agrees, and each of Northwestern and the Whitney Members agree to cause its respective designated Observer to agree, that, except with the prior written permission of the Company, he will maintain confidential information of the Company to which such Observer has been or shall become privy by reason of its observation rights consistent with such Observer’s duties if he were a Manager of the Company.

(iii)          The rights of any Person to designate Managers pursuant to this Section 4.01 are personal rights and shall not be exercised by or on behalf of, or assignable to, any transferee other than a Permitted Transferee unless otherwise approved in writing by DLJMB or its respective Permitted Transferees.

(iv)          Subject to the terms and conditions of this Agreement, the Board of Managers shall have the exclusive right to manage and control the Company.  Except as otherwise specifically provided herein, the Board of Managers shall have the right to perform all actions necessary, convenient or incidental to the accomplishment of the purposes and authorized acts of the Company, as specified in Sections 2.05 and 2.06, and each Manager shall possess and may enjoy and exercise all of the rights and powers of a “manager” as provided in and under the Act, and each Manager shall be a “manager” for purposes of the Act; provided, however, that no individual Manager shall have the authority to act for or bind the Company without the requisite consent of the Board of Managers.

(v)           Any action, consent, approval, election, decision or determination to be made by the Board of Managers under or in connection with this Agreement (including any act by the Board of Managers within its “discretion” under this Agreement and the execution and delivery of any documents or agreements on behalf of the Company), shall be in the sole and absolute discretion of the majority of the Board of Managers.

(vi)          Meetings of the Board of Managers are expected to be held on approximately a quarterly basis, when called by any Manager, upon not less than two Business Days advance written notice to the other Managers.  Attendance at any meeting of the Board of Managers shall constitute waiver of notice of such meeting.  Additionally, a waiver of such notice in writing signed by a Manager entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  The quorum for a meeting of the Board of Managers shall be a simple majority of the Managers.  Members of the Board of Managers may participate in any meeting of the Board of Managers by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  All actions taken by the Board of Managers shall be by a vote of a simple majority of the Managers.  The Board of Managers shall conduct its business in such manner and by such procedures as a majority of the Managers deems appropriate.

(vii)         The Board of Managers may also take action without any meeting of the Managers by written consent of a majority of the Managers.

(viii)        Each Manager shall be entitled to receive the financial reports set forth in Section 7.02, the Company’s annual budget and all board materials.

(b)           The consent of the Other Members holding more than fifty percent (50%) of the then outstanding Class A Units held by all Other Members shall be required prior to the Company or any of its Subsidiaries entering into a transaction with any of the DLJMB Members or any of their respective Affiliates that is on terms which in the aggregate are less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a person that is not an Affiliate of the Company, except for (i) customary employment arrangements, agreements with independent directors and benefit programs on reasonable terms, including reasonable fees and compensation to, and indemnity provided on behalf of, the officers, managers, directors and employees of the Company or any of its Subsidiaries, (ii) as contemplated by (A) that certain Advisory Services Agreement, dated as of December 7, 2006, by and between the Company and DLJMB, (B) that certain Advisory Services and Monitoring Agreement, dated as of the Effective Date, by and between STR and DLJMB, (C) that certain Advisory Services and Monitoring Agreement, dated as of the Effective Date, by and between STR and Evergreen Capital Partners, LLC and (D) that certain Advisory Services and Monitoring Agreement, dated as of the Effective Date, by and between STR, DLJMB, Westwind STR Advisors, LLC and Dennis L. Jilot, (iii) as contemplated by the Credit Facilities, (iv) the payment of the Company Expenses and Manager Expenses contemplated by Section 4.04 and (v) the issuance of any Equity Securities in compliance with Section 3.02.  Notwithstanding the foregoing, the Company may not engage the investment banking unit of Credit Suisse as financial advisor on a merger and acquisition transaction if such engagement is opposed by MRS Trust and either of AXA Equitable Life Insurance Company or The Northwestern Mutual Life Insurance Company.  For the avoidance of doubt, distributions made pursuant to Article V or Article IX or Transfers or purchases of Units made pursuant to Article VIII and, in each case, the transactions related thereto shall neither be considered affiliate transactions nor be subject to the provisions of this Section 4.01(b).

(c)           No Member, in its capacity as such, shall participate in or have any control over the Company Business.  Each such Member hereby consents to the exercise by the Board of Managers of the powers conferred upon the Board of Managers by this Agreement.  The Members, in their capacities as such, shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall not have any authority or right, in their capacities as Members of the Company, to act for or bind the Company.

Section 4.02.          Actions by the Board of Managers.  Except as may be expressly limited by the provisions of this Agreement, including Section 4.01(a)(iii) and Section 4.01(a)(v), any Manager is specifically authorized to execute, sign, seal and deliver in the name and on behalf of the Company any and all agreements, certificates, instruments or other documents requisite to carrying out the intentions and purposes of this Agreement and of the Company.

Section 4.03.          Officers.  The Board of Managers may, from time to time as it deems advisable, appoint officers of the Company (each, an “Officer”) and assign in writing titles to any such Person.  Unless the Board of Managers decides otherwise, if the title is one commonly used for officers of a corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such Person of the authorities and duties that are normally associated with that office.  Any delegation pursuant to this Section 4.03 may be revoked at any time by the Board of Managers. In addition, the Board of Managers is authorized to employ, engage and dismiss, on behalf of the Company, any Person, including an Affiliate of any Member, to perform services for, or furnish goods to, the Company.

Section 4.04.          Expenses.

(a)           The Company shall pay for any and all expenses, costs and liabilities incurred in the conduct of the business of the Company and its Subsidiaries in accordance with the provisions hereof (collectively, “Company Expenses”), including by way of example and not limitation:

(i)            all expenses incurred by the Company and the DLJMB Members in connection with the negotiation and consummation of the Merger Agreement and the other transactions contemplated thereby;

(ii)           all expenses incurred by the Company, and its respective Affiliates in connection with any acquisitions and financings approved, whether prior to or following the Effective Date, by the Board of Managers;

(iii)          all routine administrative and overhead expenses of the Company, including fees of auditors, attorneys and other professionals, expenses incurred by the Tax Matters Member and expenses associated with the maintenance of books and records of the Company and communications with Members;

(iv)          all expenses incurred in connection with any litigation involving the Company and the amount of any judgment or settlement paid in connection therewith;

(v)           all expenses for indemnity or contribution payable by the Company to any Person, whether payable under this Agreement or otherwise and whether payable in connection with any litigation involving the Company or any of its Subsidiaries, or otherwise;

(vi)          all expenses incurred in connection with any indebtedness of the Company; and

(vii)         all expenses incurred in connection with the dissolution and liquidation of the Company.

(b)           The Company shall reimburse each Manager for any reasonable and documented costs and expenses incurred by such Manager in connection with attending any meetings of the Board of Managers or any committees thereof (collectively, the “Manager Expenses”).

Section 4.05.      Exculpation.

(a)           Subject to applicable law, no Indemnified Party shall be liable, in damages or otherwise, to the Company, the Members or any of their Affiliates for any act or omission performed or omitted by any of them in good faith (including any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including, legal counsel as to matters of law, accountants as to matters of accounting, or investment bankers or appraisers as to matters of valuation), except (i) for any act taken by such Indemnified Party purporting to bind the Company that has not been authorized pursuant to this Agreement or by the Board of Managers, as appropriate, or (ii) in the case of any officer or employee of the Company or any of its Affiliates, any act or omission with respect to which such officer or employee was grossly negligent or engaged in willful misconduct.

(b)           To the extent that, at law or in equity, any Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, such Indemnified Party acting under this Agreement or approval of the Board of Managers shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement or approval of the Board of Managers, as appropriate.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Party otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Party, to the maximum extent permitted by applicable law.

Section 4.06.      Indemnification.

(a)           To the fullest extent permitted by applicable law, the Company shall and does hereby agree to indemnify and hold harmless and pay all judgments and claims against the Board of Managers, each current or former Manager, each current or former Class A Member (including DLJ Merchant Banking Partners IV, L.P., in its role as Tax Matters Member), any Affiliate thereof, their respective officers, directors, trustees, employees, shareholders, partners, managers and members and each officer of the Company and each officer and director of its Subsidiaries (each, an “Indemnified Party”, each of which shall be a third-party beneficiary of this Agreement solely for purposes of Section 4.05 and this Section 4.06), from and against any loss or damage incurred by an Indemnified Party or by the Company for any act or omission taken or suffered by such Indemnified Party in good faith (including any act or omission taken or suffered by any of them in reliance upon and in accordance with the opinion or advice of experts, including, legal counsel as to matters of law, accountants as to matters of accounting, or investment bankers or appraisers as to matters of valuation) by reason of the fact that such Indemnified Party is or was a member, Manager, director or officer of the Company or any of its

Subsidiaries or is or was serving as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, including costs and reasonable attorneys’ fees and any amount expended in the settlement of any claims of loss or damage, except with respect to (i) any act taken by such Indemnified Party purporting to bind the Company that has not been authorized pursuant to this Agreement or by the Board of Managers, as appropriate, or (ii) in the case of any officer, director, manager or employee of the Company or any of its Affiliates, any act or omission with respect to which such officer, director, manager or employee was grossly negligent or engaged in willful misconduct.

(b)           The satisfaction of any indemnification obligation pursuant to Section 4.06(a) shall be from and limited to Company assets (including insurance and any agreements pursuant to which the Company, its officers or employees are entitled to indemnification) and no Member, in such capacity, shall be subject to personal liability therefor.

(c)           Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount to the extent that it shall be determined upon final adjudication after all possible appeals have been exhausted that such Indemnified Party is not entitled to be indemnified hereunder.

(d)           The Company may purchase and maintain insurance on behalf of one or more Indemnified Parties and other Persons against any liability which may be asserted against, or expense which may be incurred by, any such Person in connection with the Company’s activities.

ARTICLE V

DISTRIBUTIONS

Section 5.01.          Distributions Generally.  The Members shall be entitled to receive distributions, including distributions in connection with the liquidation, dissolution or winding up of the affairs of the Company, when and as determined by the Board of Managers, out of funds of the Company legally available therefor, net of any Reserves, payable on such payment dates to Members on such record date as shall be determined by the Board of Managers.  All determinations made pursuant to this Article V shall be made by the Board of Managers in its sole discretion.  To the extent that the Board of Managers determines that any distributions shall be made to the Members, such distributions shall be made in accordance with the provisions of this Article V.

Section 5.02.          Priority of Distributions.  Subject to Section 5.03 and Section 5.04, distributions to the Members shall be made as follows:

(a)           first, 100% to the Class A Members pro rata in proportion to their Unreturned Capital Contributions, until each Class A Member has received, pursuant to this Section 5.02(a), an aggregate amount equal to such Class A Member’s Capital Contributions; and

(b)           thereafter, to the Class A Members, Class B Members, Class C Members, Class D Members, Class E Members and Class F Members pro rata in proportion to the number of Class A Units, Class B Units, Class C Units, Class D Units, Class E Units and Class F Units held by such Members.

With respect to those Units that were issued as Incentive Units pursuant to Section 3.04(c), the holder of such Incentive Unit shall only be entitled to share in distributions under this Section 5.02 after such time as the aggregate amount of distributions pursuant to this Section 5.02 from and after the date of issuance of such Incentive Unit is equal to the Distribution Threshold.

Section 5.03.          Adjustment to Distributions on Account of Unvested Units.  Notwithstanding the distribution priority and entitlements set forth in Section 5.02, no distribution shall be made to an Incentive Member on account of an Incentive Unit held by such Incentive Member that has not vested pursuant to Section 3.05 (such Unit an “Unvested Unit”).  Any amount that would otherwise be distributed to an Incentive Member pursuant to Section 5.02 but for the application of the preceding sentence shall instead be retained in a segregated Company account to be distributed in accordance with this Article V by the Company and paid to such Incentive Member if, as and when the Unvested Unit to which such retained amount relates vests pursuant to Section 3.05.  Items of income, gain, loss and deduction attributable to amounts retained by the Company pursuant to this Section 5.03 shall be allocated among the Incentive Members holding Unvested Units in a manner, determined in the Board of Managers’ discretion, that equitably reflects each such Incentive Member’s share of the amounts to which such items relate.  If any Unvested Units are forfeited, amounts retained by the Company pursuant to this Section 5.03 on account of such Unvested Units shall be distributed in accordance with Section 5.02.

Section 5.04.      Tax Distributions.

(a)           Subject to any restrictions in the Credit Facilities, the Board of Managers shall cause the Company to distribute to the Members, on a timely basis taking into consideration the due dates for estimated tax payments, an amount designed to assist the Members in satisfying their respective tax liabilities arising from allocations of income, gain, loss, deduction and credit attributable to such Members’ interests in the Company in any taxable quarter (or other applicable period) for which such an allocation is required (each, a “Tax Distribution”).

(b)           Any Tax Distributions made to the Members shall be made in an aggregate amount (without duplication) equal to the sum of the Tax Distributions calculated pursuant to this Section 5.04 for each Member.  For each Member, such Member’s Tax Distribution shall be equal to (i) the product of (A) the Assumed Tax Rate then in effect and applicable to such Member and (B) for the applicable fiscal quarter (or other applicable period), the cumulative excess of items of income over items of expense allocable to such Member, or the cumulative excess of items of gain over items of loss allocable to such Member, as appropriate, in each case taking into account losses from prior periods, and (ii) any previously undistributed amounts determined pursuant to the formula set forth in clause (i).

(c)           Any distributions made pursuant to this Section 5.04 shall be treated for purposes of this Agreement as having been distributed pursuant to Section 5.02 (and, if applicable, Section 9.03(c)(ii)) and shall reduce, dollar-for-dollar, the amount otherwise distributable to such Member pursuant to Section 5.02 (and, if applicable, Section 9.03(c)(ii)).  If, at the end of any Fiscal Year, the aggregate amount of Tax Distributions made to a Member is in excess of the amount that would result from the application of the formula set forth in Section 5.04(a) to the entire Fiscal Year, then the amount of such excess shall be treated as an advance against, and shall reduce the amount of, any future distributions made with respect to such Member pursuant to this Section 5.04.

Section 5.05.          Distributions of Securities.  The Board of Managers is authorized, in its sole discretion, to make distributions to the Members in the form of Securities or other property received or otherwise held by the Company; provided, however, that, in the event of any such non-cash distribution, such Securities or other property shall be valued at the fair market value and shall be distributed to the Members in the same proportion that cash received upon the sale of such Securities or other property at such fair market value would have been distributed pursuant to Section 5.02.  In the event that the Company distributes shares of capital stock of STR to the Members and either simultaneously with or shortly thereafter liquidates the Company, the Members shall enter into a shareholders agreement that contains, to the extent applicable, substantially similar terms and provisions as this Agreement such that the rights of the Members hereunder are not materially adversely altered, including without limitation the rights of the Members (a) under Article VIII and (b) to exercise their registration rights in accordance with Annex A.

Section 5.06.      Withholding of Certain Amounts.

(a)           Subject to Section 5.08(c) but notwithstanding any other provision contained herein to the contrary, the Board of Managers may withhold from any distribution to any Member contemplated by this Agreement any amounts due and payable by such Member to the Company or to any other Person in connection with the Company Business to the extent not otherwise paid.  Any amount withheld pursuant to this Section 5.06(a) shall be applied or paid by the Company to discharge the obligation in respect of which such amount was withheld.

(b)           Notwithstanding anything to the contrary contained herein, all amounts withheld by the Board of Managers pursuant to Section 5.06(a) with respect to a Member shall be treated as if such amounts were distributed to such Member under this Agreement.

Section 5.07.          Restricted Distributions.  Notwithstanding anything to the contrary contained herein, the Company, and the Board of Managers on behalf of the Company, shall not make a distribution to any Member on account of its Units if such distribution would violate the Act or other applicable law.

Section 5.08.          Withholding Tax Payments and Obligations.  In the event that withholding taxes are paid or required to be paid in respect of amounts distributed by the Company, such payments or obligations shall be treated as follows:

(a)           Payments by the Company.  The Company is authorized to withhold from any payment made to, or any distributive share of, a Member, any taxes required by law to be withheld, and in such event, such taxes shall be treated as if an amount equal to such withheld taxes had been paid to the Member rather than paid over to the taxing authority.

(b)           Overwithholding.  Neither the Company nor the Board of Managers shall be liable for any excess taxes withheld in respect of any Member’s interest in the Company, and, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.

(c)           Certain Withheld Taxes Treated as Demand Loans.  Any taxes withheld pursuant to Section 5.08(a) shall be treated as if distributed to the relevant Member to the extent an amount equal to such withheld taxes would then be distributable to such Member and, to the extent in excess of such distributable amounts, as a demand loan payable by the Member to the Company with interest at the lesser of (i) the Prime Rate in effect from time to time plus 2%, compounded quarterly, and (ii) the highest rate per annum permitted by law.  The Board of Managers may, in its discretion, either demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.

(d)           Indemnity.  In the event that the Company, or the Board of Managers or any Affiliate thereof, becomes liable as a result of a failure to withhold and remit taxes in respect of any Member, then, in addition to, and without limiting, any indemnities for which such Member may be liable under Section 4.05, such Member shall indemnify and hold harmless the Company, or the Board of Managers, as the case may be, in respect of all taxes, including interest and penalties, and any expenses incurred in any examination, determination, resolution and payment of such liability.  The provisions contained in this Section 5.08(d) shall survive the termination of the Company and the withdrawal of any Member.

ARTICLE VI

ALLOCATIONS

Section 6.01.          General Application.  Except as explicitly provided elsewhere herein, the items of income, gain, loss or deduction of the Company comprising Net Income or Net Loss for a Fiscal Year shall be allocated among the Members in a manner such that the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Member pursuant to Section 5.02 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Values, all Company liabilities were satisfied (limited in the case of each Nonrecourse Liability to the Gross Asset Value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Section 9.03(c) to the Members immediately after making such allocations, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of the assets.

Section 6.02.          Loss Limitation.  Notwithstanding anything to the contrary in Section 6.01, the amount of items of Company expense and loss allocated pursuant to Section 6.01 to any Member shall not exceed the maximum amount of such items that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year, unless each Member would have an Adjusted Capital Account Deficit.  All such items in excess of the limitation set forth in this Section 6.02 shall be allocated first to Members who would not have an Adjusted Capital Account Deficit pro rata in proportion to their Capital Account balances, adjusted as provided in clauses (i) and (ii) of the definition of Adjusted Capital Account Deficit, until no Member would be entitled to any further allocation, and thereafter, to all Members pro rata in proportion to the number of Units held by such Members.

Section 6.03.          Special Allocations.  Notwithstanding anything to the contrary contained in this Article VI, special allocations shall be made in respect of any minimum gain chargeback as required by Section 1.704-2 of the Regulations, and any qualified income offset as required by Section 1.704-1(b)(2)(ii)(d)(3) of the Regulations.  In addition, in the event that any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount, if any, that such Member is obligated to restore pursuant to this Agreement, and (ii) the amount such Member is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, however, that such an allocation shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VI have been tentatively made as if this sentence were not in this Agreement.  Nonrecourse Deductions shall be allocated to the Members pro rata in proportion to the number of Units held by such Members.  Member Nonrecourse Deductions shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(j) of the Regulations.  In accordance with Section 1.752-1(a)(3) of the Regulations, each Member’s share of Nonrecourse Liabilities, if any, of the Company shall be allocated pro rata in proportion to the number of Units held by such Member.

Section 6.04.          Transfer of Interest.  In the event of a transfer of all or part of an interest (in accordance with the provisions of this Agreement) or the admission of an Additional Member (in accordance with the provisions of this Agreement) the Company’s taxable year shall close with respect to the transferring Member, and such Member’s distributive share of all items of profits, losses and any other items of income, gain, loss or deduction shall be determined using the interim closing of the books method under Code Section 706 and Regulations Section 1.706-1(c)(2)(i).  Except as otherwise provided in this Section 6.04, in all other cases in which it is necessary to determine the profits, losses, or any other items allocable to any period, profits, losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Managers using any permissible method under Code Section 706 and the Regulations thereunder.

Section 6.05.          Tax Allocations.

(a)           Sections 704(b) and 704(c) Allocations.  Each item of income, gain, loss, deduction or credit for federal income tax purposes that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Net Income or Net Loss or is specially allocated pursuant to Section 6.03 (a “Book Item”) shall be allocated among the Members in the same proportion as the corresponding Book Item; provided, however, that in the case of any Company asset the Gross Asset Value of which differs from its adjusted tax basis for federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for federal income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (using any permissible method determined by the Board of Managers) so as to take account of the difference between the Gross Asset Value and the adjusted tax basis of such asset.

(b)           Credits.  All tax credits shall be allocated among the Members as determined by the Board of Managers in its sole and absolute discretion, consistent with applicable law.

(c)           Capital Accounts.  The tax allocations made pursuant to this Section 6.05 shall be solely for tax purposes and shall not affect any Member’s Capital Account or share of non-tax allocations or distributions under this Agreement.

ARTICLE VII

ACCOUNTING AND TAX MATTERS

Section 7.01.          Books and Records.  At all times during the existence of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company, including the Company Register.  Subject to reasonable confidentiality restrictions established by the Board of Managers (including as set forth in Section 18-305(c) of the Act), each Member and its respective agents and representatives shall be afforded access to the Company’s books and records applicable to such Member for any proper purpose (as determined by the Board of Managers in its reasonable discretion), at any reasonable time during regular business hours upon reasonable written notice to the Board of Managers.

Section 7.02.          Reports to Members.

(a)           Annual Reports.  The Company shall prepare and deliver to each Manager and each Class A Member, as soon as available and in any event within 120 days following the end of each Fiscal Year, an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and audited consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company.

(b)           Quarterly Reports.  The Company shall prepare and deliver to each Manager and each Class A Member that owns at least two percent (2%) of the outstanding Class A Units, as soon as available and in any event within 45 days following the end of each

Company fiscal quarter (other than the last quarter of any Fiscal Year), commencing with the first full quarter ending after the date hereof, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

(c)           Monthly Reports.  The Company shall prepare and deliver to each Manager and each Class A Member that owns at least two percent (2%) of the outstanding Class A Units, as soon as available and in any event within 30 days following the end of each month (other than the last month of any Company fiscal quarter), commencing with the first full month ending after the date hereof, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and consolidated statements of operations, income, cash flows, retained earnings and Members’ equity of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto).

(d)           All Units held by the Whitney Members shall be aggregated together for purposes of determining the two percent (2%) ownership level set forth in Sections 7.02(b) and (c) above, and, if such ownership level is met, each Whitney Member shall be entitled to receive quarterly and monthly reports in accordance with this Section 7.02; provided, however, that if any Whitney Member becomes Affiliated with an Adverse Person, such relevant Whitney Member shall no longer be eligible to receive such reports but its Units shall nonetheless be aggregated with the other Whitney Members for purposes of determining the remaining Whitney Members’ eligibility.

(e)           Audit. The Company shall engage a reputable firm of independent certified public accountants to provide annual audit reports of the Company’s consolidated financial statements, prepared in accordance with GAAP.

Section 7.03.          Tax Returns.  The Board of Managers, at the expense of the Company, shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company or its Subsidiaries, as applicable, owns property or does business.  As soon as reasonably possible after the end of each Fiscal Year, the Board of Managers will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, information with respect to the Company as may be necessary for the preparation of such Person’s federal, state and local income tax returns for such Fiscal Year.

Section 7.04.          Tax Controversies.  DLJ Merchant Banking Partners IV, L.P. is hereby designated the “Tax Matters Member” and shall serve as the tax matters partner (as defined in Code Section 6231) and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings.  Each Member agrees that any action taken by the Tax Matters Member in connection with audits of the Company shall be binding upon such Members and each such Member further agrees that such Member shall not treat any Company item inconsistently on such Member’s income tax return with the treatment of the item on the Company’s return and that such Member shall not independently act with respect to tax audits or tax litigation affecting the Company.  The Tax Matters Member may resign at any time.  If DLJ Merchant Banking Partners IV, L.P. ceases to be the Tax Matters Member for any reason, the Class A Members whose Class A Units represent more than 50% of the aggregate number of all Class A Units shall appoint a new Tax Matters Member.

Section 7.05.          Accounting Methods; Elections.  The Board of Managers shall determine the accounting methods and conventions to be used in the preparation of the Company’s tax returns and shall make any and all elections under the tax laws of the United States and any other relevant jurisdictions as to the treatment of items of income, gain, loss, deduction and credit of the Company, or any other method or procedure related to the preparation of the Company’s tax returns.

Section 7.06.          Partnership Status.  The Members intend, and the Company shall take no position inconsistent with, treating the Company as a partnership for federal, state and local income and franchise tax purposes.  In furtherance of the foregoing, the Company shall neither elect, pursuant to Regulations Section 301.7701-3(c), to be treated as an entity other than a partnership nor elect, pursuant to Code Section 761(a), to be excluded from the provisions of subchapter K of the Code.  To ensure that Units are not traded on an established securities market within the meaning of Regulations Section 1.7704-1(b) or readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Regulations Section 1.7704-1(c), (a) the Company shall not participate in the establishment of any such market or the inclusion of its Units thereon, and (b) the Company shall not recognize any Transfer made on any market by (i) redeeming the transferor Member (in the case of a redemption or repurchase by the Company) or (ii) admitting the transferee as a Member or otherwise recognizing any rights of the transferee, such as a right of the transferee to receive Company distributions (directly or indirectly) or to acquire an interest in the capital or profits of the Company.

Section 7.07.          Confidentiality.  (a)  Each Other Member agrees that Confidential Information (as defined below) furnished and to be furnished to him or her was and shall be made available in connection with such Other Member’s investment in the Company.  Such Other Member acknowledges that the Confidential Information which such Other Member has obtained or will obtain is the property of the Company and its Subsidiaries.  Each Other Member agrees that he or she will not disclose any Confidential Information to any other Person (other than its directors, employees, counsel, auditors, agents, partners, advisers and representatives so long as such Persons are made aware of the confidential nature of the Confidential Information and agree or are otherwise obligated to keep it confidential), except that Confidential Information may be disclosed: (i) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a such Other Member is subject); provided that such Other Member gives the Company prompt notice of such requests, to the extent practicable, so that the Company may at its own cost and expense seek an appropriate protective order or similar relief (and the Other Member shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation), (ii) if the prior written consent of the Board shall have been obtained, (iii) by Additional Members, on a confidential basis, to current and prospective limited partners or members or lenders in connection with a loan or prospective loan to such Additional Member and to their respective legal counsel, auditors, agents and representatives, (iv) to any Other Member, (v) upon prior written notice to the Board of Managers, to any institutional investor which is not an Adverse Person to which it Transfers or offers to Transfer its Units or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 7.07 and has delivered to the Company a confidentiality agreement reasonably acceptable to the Company) or (vi) to any federal or state regulatory authority having jurisdiction over such Other Member, the National Association of Insurance Commissioners or the National Association of Insurance Commissioners Securities Valuation Office or any similar organization, or any nationally recognized rating agency that requires access to information about such Other Member’s investment portfolio, in each case, in the ordinary course.  The obligations with respect to Confidential Information in this Section 7.07 shall terminate three (3) years after a Person ceases to be a Member;  provided, however, that the obligation to maintain the confidentiality of “trade secrets” shall not terminate.

(b)           “Confidential Information” shall mean any information relating to the business or affairs of the Company or any of its Subsidiaries, including, but not limited to, information relating to financial statements, customer identities, potential customers, potential acquisitions, employees, sales representatives, suppliers, servicing methods, equipment programs, strategies and information, analyses, profit margins or other proprietary information used by the Company or any of its Affiliates; provided, however, that Confidential Information does not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of such Other Member; provided further that Confidential Information shall not include information that (i) is or becomes generally known to the public other than as a result of a disclosure by such Other Member in violation of this Agreement or, (ii) is or was available to such Other Member on a non-confidential basis prior to its disclosure to such Other Member.

(c)           Except as otherwise agreed by the Company, in the event of a conflict between this Section 7.07 and the terms of a Management Member’s employment or consulting agreement, the terms of such employment or consulting agreement shall be controlling.

Section 7.08.          Restrictive Covenants.

(a)           During the term of employment or consultancy and for a period of one (1) year after the termination thereof (which the Company may elect to extend in accordance with the Management Member’s consulting or employment agreement, if applicable) (the “Non-Competition Period”), each Management Member shall not, without the prior written consent of the Company, and whether as employee, principal, agent, shareholder, partner, consultant, advisor, limited liability company manager or member, director, or otherwise, directly or indirectly, compete with the Company or any subsidiary of the Company in the business of manufacturing solar panel encapsulant or providing consumer product quality assurance services to third parties, (the “Restricted Business”).  The making or guarantying of a loan, lease or any other financial arrangement to, with, or for any person or entity that engages in a Restricted Business shall be deemed a breach of this covenant.  However, such Management Member may purchase or own up to 1% of the outstanding stock of a publicly traded corporation that competes with the Company or any Subsidiary, but such Management Member may not be employed by or otherwise participate in the activities of such corporation.

(b)           During the Non-Competition Period, such Management Member will not, and will not permit any of his or her affiliates to, directly or indirectly, (i) recruit or otherwise solicit or induce any employee, customer, subscriber or supplier of the Company or any of its Subsidiaries to terminate its employment or arrangement with the Company or any of its Subsidiaries, otherwise change its relationship with the Company or any of its Subsidiaries or establish any relationship with such Management Member or any of his or her affiliates to compete in the Restricted Business or (ii) without the Company’s prior written consent, hire (A) any employee of the Company or any of its Subsidiaries or (B) any person whose employment with the Company or such Subsidiary is terminated by such person without Good Reason during the six-month period ending on the date of such hire; provided, that with respect to former employees of the Company or any of its Subsidiaries, the Company’s consent shall not be unreasonably withheld.

(c)           The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 7.08 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

(d)           In the event of a conflict between this Section 7.08 and the terms of a Management Member’s employment or consulting agreement the terms of such employment or consulting agreement shall be controlling.

Section 7.09.          Investment Opportunities and Conflicts of Interest.  The parties hereto expressly acknowledge and agree that (i) the DLJMB Members and their respective Affiliates are permitted to have, and may presently or in the future have, investments or other business relationships, ventures, agreements or arrangements with entities engaged in the Restricted Business other than through the Company and its Subsidiaries (an “Other Business”), (ii) the DLJMB Members and their respective Affiliates have or may develop a strategic relationship with businesses that are or may be competitive with the Company and its Subsidiaries, (iii) none of the DLJMB Members or their respective Affiliates will be prohibited by virtue of their investment in the Company or any of its Subsidiaries from pursuing and engaging in any such activities, (iv) none of the DLJMB Members or their respective Affiliates will be obligated to inform the Company or any Other Member of any such opportunity, relationship or investment, (v) the Other Members will not acquire, be provided with an option or opportunity to acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the DLJMB Members or their respective Affiliates.  The Members expressly authorize and consent to the involvement of the DLJMB Members and/or their respective Affiliates in any Other Business; provided that any transactions between the Company and its Subsidiaries and an Other Business will be on terms no less favorable to the Company and its Subsidiaries than would be obtainable in a comparable arm’s-length transaction, and expressly waive, to the fullest extent permitted by applicable law, any rights to assert any claim that such involvement breaches any duty owed to any other Member or to assert that such involvement constitutes a conflict of interest by such Persons with respect to any Member and (vi) nothing contained herein shall limit, prohibit or restrict any designee of any DLJMB Members or any representative of any of its Affiliates from serving on the board of directors or other governing body or committee of any Other Business.

Section 7.10.          Conflicting Agreements.  Each Member represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Units, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to its Units inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Member under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Units or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Units in any manner that is inconsistent with the provisions of this Agreement.

ARTICLE VIII

TRANSFERS

Section 8.01.          General Restrictions on Transfer.  (a)  Each Member understands and agrees that the Units held by it on the date hereof have not been and will not be registered under the Securities Act and are restricted securities under the Securities Act and the rules and regulations promulgated thereunder.  Each Member agrees that it shall not Transfer any Units (or solicit any offers in respect of any Transfer of any Units), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any restrictions on Transfer contained in this Agreement.  No Member shall Transfer any Units to any Person if such Transfer would result in adverse regulatory consequences to the Company, including, without limitation, obligations of the Company to file periodic reports with the SEC under the Exchange Act.

(b)           Notwithstanding anything in this Agreement to the contrary, other than pursuant to a Drag Along Sale pursuant to Section 8.07, no Member shall Transfer any Units to an Adverse Person without the prior written consent of the Company.

(c)           Any attempt to Transfer any Units not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s records to such attempted Transfer.

Section 8.02.          [Reserved]

Section 8.03.          Permitted Transferees.

(a)           Subject to Section 8.01, any Member may at any time Transfer any or all of its Units to a Permitted Transferee without the consent of any Person and without compliance with Sections 8.04, 8.06 and 8.07, as the case may be, so long as (i) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a joinder agreement in the form of Exhibit A attached hereto (“Joinder Agreement”); (ii) the Transfer is in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any other restrictions on Transfer contained in this Agreement; and (iii) the Transfer does not trigger any registration obligation under Section 12(g) of the Securities Act.  Such Member must give written prior notice to the Company of any proposed Transfer to a Permitted Transferee, including the identity of such proposed Permitted Transferee and such other information reasonably requested by the Company to ensure compliance with the terms of this Agreement and the Company shall be entitled to condition any such Transfer on receipt of an opinion of counsel reasonably acceptable to the Company that such Transfer is exempt from the registration requirements of the Securities Act.

(b)           If, while a Permitted Transferee holds any Units, a Permitted Transferee ceases to qualify as a Permitted Transferee in relation to the initial transferor Member from whom or which such Permitted Transferee or any previous Permitted Transferee of such initial transferor Member received such shares or becomes an Adverse Person (an “Unwinding Event”), then the relevant initial transferor Member:

(i)            shall forthwith notify the other Members and the Company of the pending occurrence of such Unwinding Event; and

(ii)           shall take all actions necessary, prior to such Unwinding Event, to effect a Transfer of all the Units held by the relevant Permitted Transferee either back to such Member or, pursuant to this Section 8.03, to another Person which qualifies as a Permitted Transferee of such initial transferring Member.

Notwithstanding the foregoing, the provisions of this Section 8.03(b) will not be applicable if, prior to any Transfer, the initial transferor Member receives from the Permitted Transferee its agreement not to undertake any actions that would be reasonably likely to result in an Unwinding Event.

Section 8.04.          Restrictions on Transfers by Other Members.  Until the date when the DLJMB Members cease to own fifteen percent (15%) or more of the then outstanding Class A Units (the “Restricted Period”), no Other Member may Transfer any of their Units, except (A) to a Permitted Transferee in accordance with Section 8.03, or (B) in a Transfer of Units in a Tag-Along Sale, Drag-Along Sale or Repurchase pursuant to Sections 8.06, 8.07 or 8.09.

Section 8.05.          Restrictions on Transfers by DLJMB Members.  Any DLJMB Member may at any time Transfer any Units (i) to a Permitted Transferee in compliance with Section 8.03, (ii) in connection with the exercise of its Drag-Along Rights pursuant to Section 8.07, (iii) in the Syndication or (iv) to any other Person so long as (A) the transferee agrees to be bound by this Agreement and (B) the transferor complies with Section 8.06 hereof to the extent applicable to such Transfer.

Section 8.06.          Tag-Along Rights.  (a)  Subject to Sections 8.06(g) and 8.08, if any DLJMB Members (collectively, the “Tag-Along Seller”) propose to Transfer any Class A Units to any Third Party or Third Parties in a single transaction or in a series of related transactions (a “Tag-Along Sale”):

(i)            the Tag-Along Seller shall provide each Other Class A Member written notice of the terms and conditions of such proposed Transfer (“Tag-Along

Notice”) and offer each Other Class A Member the opportunity to participate in such Transfer in accordance with this Section 8.06, and

(ii)           each Other Class A Member may elect, at its option, to participate in the proposed Transfer in accordance with this Section 8.06 (each such electing Other Class A Member, a “Tagging Person”).

The Tag-Along Notice shall identify the number of Class A Units proposed to be sold by the Tag-Along Seller and all other Units subject to the offer (“Tag-Along Offer”), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed Third Party transferee to purchase Class A Units from the Class A Members in accordance with this Section 8.06.  If the economic terms of the Tag-Along Offer are changed in a manner that is beneficial to the Tag-Along Seller as compared to those set forth in the Tag-Along Notice, the Tag-Along Seller shall deliver a new Tag-Along Notice to each Other Class A Member setting forth the revised terms of the Tag-Along Offer, and the time periods in this Section 8.06 shall be calculated based upon the Other Class A Members’ receipt of such revised Tag-Along Notice.

From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a “Tag-Along Right”), exercisable by notice (“Tag-Along Response Notice”) given to the Tag-Along Seller within ten (10) Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request and require that the Tag-Along Seller include in the proposed Transfer up to the number of Class A Units constituting its Tag-Along Portion of Class A Units and the Tag-Along Seller shall include the number of Class A Units proposed to be Transferred by such Tag-Along Seller as set forth in the Tag-Along Notice.  Each Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Class A Units to be sold in such Tag-Along Sale.  Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, the certificate or certificates representing the Units of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Units on the terms set forth in the Tag-Along Notice.  Delivery of the Tag-Along Response Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons.

If, at the end of a 120-day period after the Tag-Along Date (which 120-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 180 days following the Tag-Along Date by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all such Class A Units on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) promptly return to each Tagging Person the limited power-of-attorney (and all copies thereof and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) not conduct any Transfer of Class A Units without again complying with this Section 8.06(a).

(b)           Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit or cause to be remitted to the Tagging Persons the total consideration to be paid at the closing of the Tag-Along Sale for the Units of the Tagging Persons Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

(c)           If at the termination of the Tag-Along Notice Period any Other Member shall not have elected to participate in the Tag-Along Sale, such Other Member shall be deemed to have waived its rights under Section 8.06(a) with respect to, and only with respect to, the Transfer of its Class A Units pursuant to such Tag-Along Sale.

(d)           If (i) any Other Member declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person’s Tag-Along Portion (the aggregate amount of Units subject to all such unexercised Tag-Along Portions, the “Excess Portion”), the Tag-Along Seller shall notify the Tagging Persons who desire to sell their Tag-Along Portion (but not less than such amount) (a “Fully Participating Tagging Person”) and the Tag-Along Seller and any Fully Participating Tagging Person shall be entitled to Transfer, pursuant to the Tag-Along Offer, in addition to any Units already being Transferred, a number of Units held by it equal to the product of (i) the Excess Portion and (ii) a fraction, the numerator of which is the total number of the relevant class of Class A Units owned by the Tag-Along Seller or Fully Participating Tagging Person, as the case may be, and the denominator of which is equal to the sum of the total number Class A Units owned by the Tag-Along Seller and all Fully Participating Tagging Persons.

(e)           The Tag-Along Seller shall Transfer, on behalf of itself and any Tagging Person, the Class A Units subject to the Tag-Along Offer and elected to be Transferred on the terms and conditions set forth in the Tag-Along Notice within 120 days (or such longer period as extended under Section 8.06(a)) of the date on which all Tag-Along Rights shall have been waived, exercised or expired (the “Tag-Along Date”).

(f)            Notwithstanding anything contained in this Section 8.06, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return limited powers- of-attorney received by the Tag-Along Seller) if the Transfer of Class A Units pursuant to Section 8.06 is not consummated for whatever reason.  The decision to effect a Transfer of Class A Units pursuant to this Section 8.06 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

(g)           If the consummation of the Tag-Along Sale would result in a Change of Control, Incentive Members shall be entitled to participate in such Tag-Along Sale to the extent that their Incentive Units have vested and all references to “Class A Units” in this Section 8.06 shall mean “Units” and all references to “Class A Members” or “Other Class A Members” shall mean “Members.”

(h)           The provisions of this Section 8.06 shall not apply to any Transfer of Units: (i) to any Permitted Transferees of the Tag-Along Seller, (ii) in a Drag-Along Sale for which the Drag-Along Seller shall have elected to exercise its rights under Section 8.07, or (iii) in connection with the Syndication.

Section 8.07.          Drag-Along Rights.  (a)  Subject to Section 8.08, if one or more of the DLJMB Members (collectively, the “Drag-Along Seller”) propose to Transfer Units to any Third Party or Parties (the “Drag-Along Transferee”) in a single transaction or in a series of related transactions and the Units to be Transferred by the Drag-Along Seller represent not less than 50% of Units then owned by the DLJMB Members in the aggregate (any such Transfer, a “Drag-Along Sale”), the Drag-Along Seller may at its option require each Other Member to Transfer, and each other Member hereby agrees to Transfer, the Drag-Along Portion of the Units (“Drag-Along Rights”) then held by such Other Member.  All Other Members shall cooperate in, and shall take all actions that the Drag-Along Seller deems reasonably necessary or desirable to consummate the Drag-Along Sale, including, without limitation, (i) voting their respective Units (or executing and delivering any written consents in lieu thereof) in favor of the Drag-Along Sale, including voting to approve a Drag-Along Sale if such Drag-Along Sale is structured as a merger or a sale of all or substantially all of the assets of the Company, and against any action or proposal that may prevent, hinder or impede the consummation of the Drag-Along Sale, (ii) to the extent permitted by applicable law, not exercising any dissenters’ or appraisal rights to which they may be entitled in connection with the Drag-Along Sale, and (iii) subject to Section 8.07(b), entering into agreements with the Drag-Along Transferee on terms substantially identical to those (if any) entered into between the Drag-Along Transferee and the Drag-Along Seller.  Each Other Member hereby grants to the Drag-Along Seller, an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Other Member’s Units in accordance with such Other Member’s agreements in this Section 8.07 and a power of attorney to execute and deliver in the name and on behalf of such Other Member all such agreements, instruments and other documentation (including any written consents of Members) as is required to Transfer the Units held by such Other Member to the Drag-Along Transferee.  The Drag-Along Seller shall provide notice to each Other Member that sets forth the circumstances in which such proxy or power of attorney was used immediately following the exercise of the Drag-Along Seller’s rights as set forth above.

(b)           The Drag-Along Seller shall provide notice of such Drag-Along Sale to the Other Members (a “Drag-Along Sale Notice”) not later than ten (10) Business Days prior to the proposed Drag-Along Sale.  The Drag-Along Sale Notice shall identify the Drag-Along Transferee, the number of Units subject to the Drag-Along Sale, the consideration for which a Transfer is proposed to be made (the “Drag-Along Sale Price”) and all other material terms and conditions of the Drag-Along Sale.  The number of Units to be sold by each Other Member shall be the Drag-Along Portion of the Units that such Other Member owns.  Each Other Member shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender the Drag-Along Portion of its Units as set forth below.  The price payable in such Transfer shall be the Drag-Along Sale Price.  Not later than five (5) Business Days after the date of the Drag-Along Sale Notice (the “Drag-Along Sale Notice Period”), each of the Other Members shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Sale Notice the certificate (if then certificated) and other applicable instruments representing the Units  of such Other Member to be included in the

Drag-Along Sale, together with a limited power-of-attorney authorizing the Drag-Along Seller or such representative to Transfer such Units on the terms set forth in the Drag-Along Notice and wire transfer instructions for payment of the cash portion of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Units pursuant to this Section 8.07 (b) at the closing for such Drag-Along Sale against delivery to such Other Member of the consideration therefor.  If an Other Member should fail to deliver such certificates (if then certificated) or instruments to the Drag-Along Seller and the Drag-Along Sale is consummated, the Company shall cause the books and records of the Company to show that such Units are bound by the provisions of this Section 8.07 (b) and that such Units shall be Transferred to the Drag-Along Transferee immediately upon surrender for Transfer by the holder thereof.

(c)           The Drag-Along Seller shall have a period of 120 days from the date of receipt of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, provided that, if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 180 days following the date of receipt of the Drag-Along Sale Notice.  If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall promptly return to each of the Other Members the limited power-of-attorney (and all copies thereof) and all certificates and other applicable instruments representing Units that such Other Members delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by the Other Members in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Units owned by the Other Members shall again be in effect.

(d)           Concurrently with the consummation of the Drag-Along Sale, the Drag-Along Seller shall give notice thereof to the Other Members, shall remit or cause to be remitted to each of the Other Members the total consideration to be paid at the closing of the Drag-Along Sale (the cash portion of which is to be paid by wire transfer of immediately available funds in accordance with such Other Member’s wire transfer instructions) for the Units Transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Other Members.

(e)           Notwithstanding anything contained in this Section 8.07, there shall be no liability on the part of the Drag-Along Seller to the Other Members (other than the obligation to return the limited power-of-attorney and the certificates (if then certificated) and other applicable instruments representing Units received by the Drag-Along Seller) if the Transfer of Units pursuant to this Section 8.07 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice.  The decision to effect a Transfer of Units pursuant to this Section 8.07 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

Section 8.08.          Additional Conditions to Tag-Along Sales and Drag-Along Sales.  Notwithstanding anything contained in Sections 8.06 or 8.07, in connection with a Tag-Along Sale under Section 8.06 or a Drag-Along Sale under Section 8.07:

(a)           the DLJMB Members shall ensure (i) that upon the consummation of such Tag-Along Sale, all of the Members participating therein will receive the same form and amount of consideration per Unit, or, if any Members are given an option as to the form and amount of consideration to be received, all Members participating therein will be given the same option and (ii) if the Tag-Along Sale is a transaction that results in a Change of Control such that the Incentive Members participate in such Tag-Along Sale as set forth in Section 8.06(g), the DLJMB Members shall ensure that upon the consummation of such Tag-Along Sale, all of the Incentive Members participating therein will receive the amount that would be distributed to them in respect of their Units included in the Tag-Along Sale as if the assets of the Company were sold for their fair market value (based upon the sale price per Unit) and the proceeds were distributed as consideration payable in accordance with Article IX;

(b)           the DLJMB Members shall ensure that upon the consummation of such Drag-Along Sale, all of the Members participating therein will receive the amount that would be distributed to them in respect of their Units included in the Drag-Along Sale as if the assets of the Company were sold for their fair market value (based upon the Drag-Along Sale Price) and the proceeds were distributed as consideration payable in accordance with Article IX; and

(c)           each Other Member shall (i) make such customary representations and warranties, including as to due organization and good standing, corporate power and authority, due approval, no conflicts and ownership and transfer of Units, and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer, provided, that no Other Member shall be required to make any representation or warranty or agree to any covenant that is more extensive or burdensome than those made by the Tag-Along Seller or Drag-Along Seller or enter into any agreements not also executed by the Tag-Along Seller or the Drag-Along Seller,  (ii) benefit from and be subject to all of the same provisions of the definitive agreements as the Tag-Along Seller or Drag-Along Seller, as the case may be, and (iii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations; provided that no Other Member shall be obligated (A) to provide indemnification with respect to any other Member or the representations, warranties, covenants or agreements of any other Member, (B) to incur liability to any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, including without limitation under any indemnity, in excess of the lesser of (1) its pro rata share of such liability and (2) the proceeds realized by such Other Member in such sale, or (C) to agree not to compete with or solicit employees of any Person; provided that any Management Member who is offered continued employment with the Company or any of its Subsidiaries after such Tag-Along Sale or Drag-Along Sale on reasonably similar or better terms may be required to agree with all the provisions in Sections 7.07 and 7.08 hereof.

Section 8.09.          Repurchase Rights.

(a)           Call Right.

(i)            Except as otherwise agreed to by the Company, upon any Management Member ceasing to be employed by the Company or its Subsidiaries (a “Terminated Member”) for any reason (a “Termination Event”), subject to the provisions of Sections 8.09(a)(ii), (iii) and (iv), 8.09(a)(iii), 8.09(b) and 8.09(c)

hereof, the Company shall have the option to purchase, and if such option is exercised, such Terminated Member shall sell, and shall cause any Permitted Transferees of such Terminated Member to sell, to the Company all or any portion of the Units  owned by such Management Member and such Permitted Transferees designated by the Company (the “Termination Units”) on the date of the occurrence of such Termination Event at a price per Termination Unit equal to the Termination Price (as determined pursuant to Section 8.09(d) below) of the Termination Units.

(ii)           With respect to each Termination Unit (other than Rollover Units in the event that the Terminated Member terminates for Good Reason or the Company terminates the Terminated Member without Cause, in which case Section 8.09(c) shall apply), the Company shall notify a Terminated Member in writing, within the Call Period with respect to such Termination Units, whether the Company will exercise its right to purchase such Termination Units (the date on which a Terminated Member is so notified, the “Call Notice Date”).

(iii)          The Company shall have the option to assign its right to purchase all or any portion of the Termination Units under this Section 8.09 to the Class A Members on a pro rata basis in proportion to the number of Units held by such Class A Member and any such Class A Member may exercise the Company’s rights under this Section 8.09 in the same manner in which the Company could exercise such rights.  In the event that the Company determines that it will assign its right to purchase Termination Units under this Section 8.09, it shall give the Class A Members written notice of the number of Termination Units, the Termination Price and the terms and conditions of the proposed sale.  Each Class A Member shall have ten (10) days from the date of receipt of any such notice to agree to purchase up to its pro rata share of such Termination Units, for the Termination Price and upon the terms and conditions specified in the notice, by giving written notice to the Company stating therein the quantity of Termination Units to be purchased up to such Class A Member’s pro rata share.  If any Class A Member fails to agree to purchase its full pro rata share within such ten (10) day period, the Company will give the Class A Members who did so agree (the “Electing Call Members”) notice of the number of Termination Units not subscribed for.  The Electing Call Members shall have five (5) days from the date of such second notice to agree to purchase their pro rata share (or such greater amount as the Electing Call Members agree upon) of all or any part of the Termination Units not purchased by such other Class A Members.

(iv)          The closing of the purchase by the Company of Termination Units pursuant to Section 8.09(a) shall take place at the principal office of the Company on the date chosen by the Company, which date shall, except as may be reasonably necessary to determine the Termination Price, in no event be more than 45 days after the Call Notice Date; provided, that in the event the Terminated Member has not held the Termination Units for a period of 180 days after the date of grant, the closing shall occur immediately following the expiration of such 180 day period (for purposes hereof each Permitted Transferee shall be considered to have held the Termination Units to the same extent as the original transferee).  At such closing, (i) the Company shall pay the Terminated Member and/or such Terminated Member’s Permitted Transferees, as applicable, against delivery of duly endorsed certificates described below representing such Termination Units, the aggregate Termination Price by wire transfer of immediately available federal funds and (ii) the Terminated Member and/or such Terminated Member’s Permitted Transferees, as applicable, shall deliver to the Company a certificate or certificates representing the Termination Units to be purchased by the Company duly endorsed, or with unit powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock transfer tax stamps affixed. The delivery of a certificate or certificates for the Termination Units by any Person selling such Termination Units pursuant to this Section 8.09 shall be deemed a representation and warranty by such Person that: (1) such Person has full right, title and interest in and to such Termination Units; (2) such Person has all necessary power and authority and has taken all necessary action to sell such Termination Units as contemplated; (3) such Termination Units are free and clear of any and all liens or encumbrances, and (4) there is no adverse claim with respect to such Termination Units.

(b)           Put Right.

(i)            Upon any Management Member’s termination for Good Reason, termination by the Company without Cause, or upon the death or Disability of the Management Member, such Management Member (or his or her legal representative) shall have the option to sell and if such option is exercised the Company shall purchase, all or any portion of such Terminated Member’s Termination Units designated by such Management Member (in each case other than Rollover Units, which shall be subject to Section 8.09(c)) owned on the Termination Date (collectively, the “Put Units”) for a purchase price equal to the Termination Price of the Put Units.

(ii)           The Terminated Member (or such Terminated Member’s Permitted Transferees) shall notify the Company in writing, within 90 days of the Termination Date, whether such Terminated Member (or such Permitted Transferee) will exercise its option pursuant to Section 8.09(b)(i) (the date on which the Company is so notified, the “Put Notice Date”).

(iii)          The Company may offer to the Class A Members the opportunity to participate in the purchase of all or any portion of the Put Units under this Section 8.09(b) on a pro rata basis in proportion to the number of Units held by such Class A Member and any such Class A Member electing to participate may act under this Section 8.09(b) in the same manner in which the Company could act.  In the event that the Company determines that it will offer the opportunity to purchase Termination Units under this Section 8.09, it shall give the Class A Members written notice of the number of Put Units, the Termination Price and the terms and conditions of the proposed sale.  Each Class A Member shall have ten (10) days from the date of receipt of any such notice to agree to purchase up to its pro rata share of such Put Units, for the Termination Price and upon the terms and conditions specified in the notice, by giving written notice to the Company stating therein the quantity of Put Units to be purchased up to such Class A Member’s pro rata share.  If any Class A Member fails to agree to purchase its full pro rata share within such ten (10) day period, the Company will give the Class A Members who did so agree (the “Electing Put Members”) notice of the number of Put Units not subscribed for.  The Electing Put Members shall have five (5) days from the date of such second notice to agree to purchase their pro rata share (or such greater amount as the Electing Put Members agree upon) of all or any part of the Put Units not purchased by such other Class A Members.

(iv)          Any notice delivered pursuant to Section 8.09(b)(ii) shall set forth the closing date chosen by such Management Member, which date shall in no event be less than 90 days nor more than 120 days after the Put Notice Date; provided that in the event the Terminated Member has not held the Termination Units for a period of 180 days after the date of grant, the closing shall occur immediately following the expiration of such 180 day period (for purposes hereof each Permitted Transferee shall be considered to have held the Termination Units to the same extent as the original transferee).  The closing of the purchase by the Company of Put Units pursuant to Section 8.09(b) shall take place at the principal office of the Company on or before the closing date set forth in such notice.  At such closing, (i) the Company shall pay the Terminated Member and/or such Terminated Member’s Permitted Transferees, as applicable, against delivery of duly endorsed certificates described below representing such Termination Units, the aggregate Termination Price by wire transfer of immediately available federal funds and (ii) the Terminated Member and/or such Terminated Member’s Permitted Transferees, as applicable, shall deliver to the Company a certificate or certificates representing the Put Units to be purchased by the Company duly endorsed, or with unit powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock transfer tax stamps affixed. The delivery of a certificate or certificates for the Put Units by any Person selling such Termination Units pursuant to this Section 8.09(b) shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Put Units; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Put Units as contemplated; (iii) such Put Units are free and clear of any and all liens or encumbrances, and (iv) there is no adverse claim with respect to such Put Units.

(c)           Rollover Units.

(i)            Except as otherwise agreed by the Company, upon any Management Member’s termination for Good Reason or termination by the Company without Cause, the Company and the Terminated Member shall each seriously and in good faith consider a proposal, which may be made by either party, for the Company to acquire the Rollover Units from the Terminated

Member for the Termination Price but neither party shall be obligated to make or accept any offer.

(ii)           Any closing of the purchase by the Company of Rollover Units pursuant to this Section 8.09(c) shall take place at the principal office of the Company on the date chosen by the Company, which date shall, except as may be reasonably necessary to determine the Termination Price, in no event be more than 45 days after receipt of the acceptance; provided, that in the event the Terminated Member has not held the Termination Units for a period of 180 days after the date of grant, the closing shall occur immediately following the expiration of such 180 day period (for purposes hereof each Permitted Transferee shall be considered to have held the Termination Units to the same extent as the original transferee).  At such closing, (i) the Company shall pay the Terminated Member and/or such Terminated Member’s Permitted Transferees, as applicable, against delivery of duly executed option assignment documentation or duly endorsed certificates described below representing such Termination Units, the aggregate Termination Price by wire transfer of immediately available federal funds and (ii) the Terminated Member and/or such Terminated Member’s Permitted Transferees, as applicable, shall deliver to the Company an assignment(s) of option grant or certificate(s) representing the Termination Units to be purchased by the Company duly endorsed, or with unit powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock transfer tax stamps affixed, as applicable. The delivery of an assignment(s) or certificate(s) for the Termination Units by any Person selling such Termination Units pursuant to this Section 8.09 shall be deemed a representation and warranty by such Person that: (1) such Person has full right, title and interest in and to such Termination Units; (2) such Person has all necessary power and authority and has taken all necessary action to sell such Termination Units as contemplated; (3) such Termination Units are free and clear of any and all liens or encumbrances, and (4) there is no adverse claim with respect to such Termination Units.

(d)           Termination Price.  For purposes of this Section 8.09, if the employment or other service arrangement of a Management Member is terminated (i) by the Company or a Subsidiary thereof for Cause, the “Termination Price” shall be an amount per Termination Unit equal to the original purchase price paid to the Company for such Termination Unit, and (ii) if the employment or other service arrangement of a Management Member is terminated for any reason other than for Cause, the “Termination Price” shall be (x) in the case of a Call, an amount per Termination Unit equal to the greater of Repurchase Fair Market Value on the RFMV Calculation Date and original purchase price paid to the Company and (y) in the case of a Put, an amount per Put Unit equal to the Repurchase Fair Market Value on the RFMV Calculation Date.

(e)           Payment.  The Company shall pay the Termination Price in cash; provided, however, that in the event of the exercise of a Put Right under Section 8.09(b), the Termination Price may be paid by the execution and delivery by the Company of a promissory note, secured by the underlying repurchased Termination Units, bearing interest at the prime rate, per annum, as published in The Wall Street Journal, eastern edition, with principal and accrued interest and payable in sixteen (16) equal quarterly installments on the first day of each calendar quarter, commencing with the first calendar quarter beginning after the closing date (or at such other time as is required in order to address the issue set forth in clauses (i) or (ii) below) if (i) restrictive covenants or other provisions contained in the documents evidencing the Company’s indebtedness for borrowed money do not permit the Company to make such payments in cash (or to the extent partial cash payment is permitted, the balance to be represented by such a note); or (ii) the cash payment of the Termination Price would materially and adversely affect the Company’s financial condition as reasonably determined by the Board of Managers.  The Company will provide payment of the Termination Price in cash to the extent that the Board of Managers reasonably  determines that such cash payment may be made subject to clauses (i) or (ii) above.

Section 8.10.          Preemptive Rights.  (a)  The Company shall give each Other Class A Member written notice (an “Issuance Notice”) of any proposed issuance by the Company of any Units (other than Excluded Units) at least ten (10) Business Days prior to the proposed issuance date.  The Issuance Notice shall specify the number and class of such Units and the price at which such Units are to be issued and the other material terms and conditions of the issuance.  Subject to Section 8.10(e) below, each Other Class A Member shall be entitled to purchase such Other Class A Member’s Pro Rata Share of the Units proposed to be issued at the price and on the other terms and conditions specified in the Issuance Notice.

(b)           Each Other Class A Member may exercise his or her rights under this Section 8.10 by delivering notice of his or her election to purchase such Units to the Company and to each other within ten (10) Business Days of receipt of the Issuance Notice.  A delivery of such notice (which notice shall specify the number (or amount) of Units to be purchased by such Other Class A Member submitting such notice) by such Other Class A Member shall constitute a binding agreement of such Other Class A Member to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number (or amount) of Units specified in such Other Class A Member’s notice.  If, at the termination of such ten (10) Business Day period, any Other Class A Member shall not have exercised his or her rights to purchase any of such Other Class A Member’s Pro Rata Share of such Units, such Other Member shall be deemed to have waived all of its rights under this Section 8.10 with respect to, and only with respect to, the purchase of such Units.

(c)           If any Other Class A Member declines to exercise his or her preemptive rights under this Section 8.10 or elects to exercise such rights with respect to less than such Other Class A Member’s Pro Rata Share of such Units (the aggregate amount of Units subject to all such unexercised preemptive rights, the “Excess Units”), any participating Other Class A Member electing to exercise its rights with respect to its full Pro Rata Share (a “Fully Participating Member”) shall be entitled to purchase an additional number of Units equal to the product of (i) the number of Excess Units and (ii) a fraction, the numerator of which is the Aggregate Ownership of the Class A Units owned by the Fully Participating Member, and the denominator of which is equal to the sum of the Aggregate Ownership of that class of Units of all Fully Participating Members.

(d)           The Company shall have ninety (90) days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Units that each Other Class A

Member has elected not to purchase at the price and upon terms and conditions that are not materially less favorable to the Company than those specified in the Issuance Notice, provided that, if such issuance is subject to regulatory approval, such 90-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 120 days from the date of the Issuance Notice.  At the consummation of such issuance, the Company will register the Units to be purchased by each Other Class A Member exercising preemptive rights pursuant to this Section 8.10  in the name of such Other Class A Member, against payment by such Other Class A Member of the purchase price for such Units.  If the Company proposes to issue any class of Units after such 90-day period or on other terms materially less favorable to the issuer, it shall again comply with the procedures set forth in this Section 8.10.

(e)           The Company shall not be under any obligation to consummate any proposed issuance of Units, nor shall there be any liability on the part of the Company to any Other Class A Member if the Company has not consummated any proposed issuance of Units pursuant to this Section 8.10 for whatever reason, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

(f)            The Company may offer and sell Units to the prospective investor subject to the preemptive rights under this Section 8.10 without first offering such Units to each Other Class A Member or complying with the procedures of this Section 8.10, so long as the Board of Managers has determined in good faith that the procedures in this Section 8.10 cannot be complied with prior to the offer and sale of Units and each Other Class A Member receives prompt written notice of such sales and thereafter is given the opportunity to purchase its Pro Rata Share of such Units within forty-five (45) days after the close of such sale and in any event no later than ten (10) Business Days from receipt of the notice referred to herein on substantially the same terms and conditions and for the identical price as such sale to the prospective investor.

ARTICLE IX

DISSOLUTION; LIQUIDATION

Section 9.01.          Dissolution.  The Company shall be dissolved and its affairs wound up on the first to occur of any of the following events:

(a)           the decision, following the occurrence of a Change of Control or consummation of an Initial Public Offering, of a majority of the Board of Managers to dissolve the Company;

(b)           the unanimous decision, at any time, of the Board of Managers, to dissolve the Company; or

(c)           any other event sufficient under the Act (other than action of the Board of Managers or the Members) to cause the dissolution of the Company.

Section 9.02.          Final Accounting.  Upon the dissolution of the Company, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution.

Section 9.03.          Liquidation.

(a)           Dissolution of the Company shall be effective as of the date on which the event occurs giving rise to the dissolution and all Members shall be given prompt notice thereof in accordance with Article XI, but the Company shall not terminate until the assets of the Company have been distributed as provided for in Section 9.03(c).  Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business, assets and affairs of the Company shall continue to be governed by this Agreement.

(b)           Upon the dissolution of the Company, the Board of Managers or, if there is no Board of Managers, a person selected by the affirmative vote of Class A Members holding Class A Units that represent more than 50% of the issued and outstanding Class A Units, shall act as the liquidator (the “Liquidator”) of the Company to wind up the Company.  The Liquidator shall have full power and authority to sell, assign and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(c)           The Liquidator shall distribute all proceeds from liquidation in the following order of priority:

(i)            first, to creditors of the Company (including creditors who are Members) in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

(ii)           second, to the Members in the same manner in which non-liquidating distributions are made pursuant to Section 5.02.

(d)           The Liquidator shall determine whether any assets of the Company shall be liquidated through sale or shall be distributed in kind.  A distribution in kind of an asset to a Member shall be considered, for the purposes of this Article IX, a distribution in an amount equal to the fair market value of the assets so distributed as determined in good faith by the Liquidator in its reasonable discretion.

Section 9.04.          Cancellation of Certificate.  Upon the completion of the distribution of Company assets as provided in Section 9.03, the Company shall be terminated and the Person acting as Liquidator shall cause the cancellation of the Certificate and shall take such other actions as may be necessary or appropriate to terminate the Company.

ARTICLE X

REPRESENTATIONS

Section 10.01.        Investment Purpose.  Each Member hereby represents and warrants to the Company, the Board of Managers and each other Member that such Member (i) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (ii) has acquired its Units for itself for investment purposes only, and not with a view to any resale or distribution of such Units, (iii) HAS BEEN ADVISED AND UNDERSTANDS THAT SUCH UNITS HAVE NOT BEEN AND SHALL NOT BE

REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, THEREFORE, CANNOT BE RESOLD UNLESS SUCH UNITS ARE REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE, and (iv) has, either alone or with its “purchaser representatives” as that term is defined in Rule 501(h) under the Securities Act, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company.  Each Member further acknowledges that the Company has made available to such Member, at a reasonable time prior to its acquisition of its Units, the opportunity to ask questions and receive answers concerning the terms and conditions of such acquisition and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished by the Company in connection with such acquisition.  Each Member further represents and warrants to the Company and each other Member that, as of the signing of this Agreement:

(a)           if other than an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized;

(b)           it has full power and authority to enter into and perform this Agreement;

(c)           all actions necessary to authorize the signing and delivery of this Agreement, and the performance of obligations under it, have been duly taken;

(d)           this Agreement has been duly signed and delivered by a duly authorized officer or other representative of such Member (if such Member is not an individual) and constitutes the legal, valid and binding obligation of such Member enforceable in accordance with its terms (except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies is subject to judicial discretion);

(e)           no consent or approval of any other Person is required in connection with the signing, delivery and performance of this Agreement by such Member; and

(f)            the signing, delivery and performance of this Agreement do not violate the organizational documents of such Member (if such Member is not an individual) or any material agreement to which such Member is a party or by which it is bound unless such violation would not have a material adverse effect on the ability of the Member to fulfill and perform its obligations under this Agreement.

Section 10.02.        Independent Inquiry.  Each Member acknowledges, agrees, represents and warrants that it has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such Member and its particular circumstances and has not relied upon any representations or advice by any other Member or the Board of Managers.  Without limiting the generality of the foregoing, each Member acknowledges, agrees, represents and warrants that

(i) it has completed its own independent inquiry as to the investment risks associated with its respective Units, (ii) any projections or assumptions as to potential returns that have previously been submitted to such Member by the Company or any other person Affiliated with the Company are not guarantees of actual returns and (iii) no representations, warranties or guarantees have been made to such Member as to the returns or performance of the Company by any of the Board of Managers, the Company or any other person Affiliated with the Company.

ARTICLE XI

GENERAL PROVISIONS

Section 11.01.        Members Representative.  For purposes of this Agreement, the DLJ Members hereby consent to the appointment of DLJMB, as representative of the DLJ Members (the “Members Representative”), and as attorney-in-fact for and on behalf of the DLJ Members, and, subject to the express limitations set forth below, the taking by the Members Representative of any and all actions and the making of any decisions required or permitted to be taken by the DLJ Members under this Agreement.  The Members Representative will have unlimited authority and power to act on behalf of the DLJ Members with respect to this Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising under this Agreement so long as all DLJ Members are treated in the same manner.  The DLJ Members will be bound by all actions taken by the Members Representative in connection with this Agreement.  In performing its functions hereunder, the Members Representative will not be liable to the DLJ Members in the absence of gross negligence or willful misconduct.

Section 11.02.        Aggregation of Shares.  All Units held by a Member and its Affiliates shall be aggregated together for purposes of determining the availability of any rights under this Agreement; provided, however, for purposes of this Section 11.02, none of the DLJ Members shall be deemed an Affiliate of any Other Member.

Section 11.03.        Binding Effect; Assignability; Benefit.  (a)  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  Any Member that ceases to own beneficially any Units shall cease to be bound by the terms hereof (other than (i) the provisions of Annex A applicable to such Member with respect to any offering of Registrable Securities completed before the date such Member ceased to own any Units, (ii) Sections 7.07, 7.08, 7.09 and 7.10 and (iii) Article XI).

(b)           Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.04.        Notices.  All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission,

If to the Company, to:

STR Holdings LLC
c/o DLJ Merchant Banking Partners
Eleven Madison Avenue, 16th Floor
New York, NY  10010
Attention:  Susan C. Schnabel
Facsimile:  (310) 712-2734

If to the DLJ Members, to:

c/o DLJ Merchant Banking, Inc.
Eleven Madison Avenue
New York, NY 10010
Attention:  Susan C. Schnabel
Facsimile:  (310) 712-2734

In each case with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:  Douglas P. Warner, Esq.
Facsimile:  (212) 310-8007

If to an Other Member, to the address set forth below the name of such Other Member on Schedule A hereto;

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other parties hereto.  Notice shall be sent by United States Mail, first class postage prepaid, return receipt requested, by Federal Express or other nationally recognized overnight parcel delivery service for next day delivery; or by hand delivery with a receipt confirmation requested.  Notice given in accordance with this paragraph shall be presumed to have been delivered and received three (3) days after mailing if sent by United States Mail, first class, one day after mailing if sent for next day deliver by Federal Express or equivalent; and on the day of delivery if hand delivered.  Notice may also be given by fax or electronic mail, but such notice will not be effective unless the notice provider obtains a confirmation of receipt of the fax or electronic mail signed by the notice recipient.

Any Person that hereafter becomes a Member shall provide its address and fax number to the Company, which shall promptly provide such information to each other Member.

Section 11.05.        Waiver; Amendment.  (a)  No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective.  No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by (1) the Company; (2) Class A Members  holding at least 51% of the outstanding Class A Units; and (3)  if any such amendment will disproportionately and materially adversely affect the Other Class A Members differently than the DLJMB Members, the consent of such Other Class A Members, as the case may be, holding at least 51% of the outstanding Class A Units held by the Other Class A Members, as applicable, at the time of such proposed amendment or modification will be required; provided, however, that this Section 11.05 may not be amended without the written consent of Other Class A Members holding at least 51% of the outstanding Class A Units held by the Other Class A Members and Section 11.02 may not be amended in any manner that materially and adversely affects a Member without the prior written consent of such Member so adversely affected.

Section 11.06.        Transfer of All Securities.  Upon the permitted Transfer by any Member, executor or other entity of all Units owned or held by him, her or it and, upon payment of any consideration to which such Member is entitled, such Member shall have no further rights or privileges under this Agreement or otherwise be entitled to the benefits hereof.  However, such Transfer shall not relieve a Member, his or her executor or his, her or its successors or assigns from liability hereunder in the event of a breach by any such Member of his, her or its duties hereunder prior to such Transfer.

Section 11.07.        Fees and Expenses.  Except as provided herein or otherwise agreed in writing, each party shall pay its own costs and expenses incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby and all matters related hereto.

Section 11.08.        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

Section 11.09.        Jurisdiction.  The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.04 shall be deemed effective service of process on such party.

Section 11.10.        Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.11.        Specific Enforcement; Cumulative Remedies.  The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

Section 11.12.        Entire Agreement.  This Agreement and any exhibits and other documents referred to herein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

Section 11.13.        Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 11.14.        Pronouns.  Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, and vice versa, as the context requires.

Section 11.15.        Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.16.        Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become automatically effective upon the execution of this Agreement by the Company and Class A Members holding at least 51% of the outstanding Class A Units.

Section 11.17.        Initial Public Offering.  Notwithstanding anything to the contrary contained herein, in connection with any Initial Public Offering, and upon the request of the Board of Managers, each of the Members hereby agrees that it will, at the expense of the Company, take such action and execute such documents as may reasonably be necessary to effect such Initial Public Offering.  Either in connection with an Initial Public Offering or prior to the expiration of the later of (i) 180 days following the consummation of the Initial Public Offering or (ii) the expiration of any underwriter lock-up period, the Board of Managers will liquidate the Company and distribute to the Members shares of common stock of STR or such other corporation owned by the Company which effects the Initial Public Offering; provided that (a) fifty percent (50%) of the shares of common stock held by each Member shall become eligible for sale by such Member on the date that is 180 days following the expiration of any underwriter lock-up period applicable to such Member and the remaining fifty percent (50%) of such Member’s shares shall become eligible for sale by such Member on the date that is 271 days following the expiration of such underwriter lock-up period and (b) the Members have entered into an agreement acceptable to the Company not to sell such shares of common stock except as set forth in clause (a) above or pursuant to the exercise of registration rights (as set forth in Annex A).  The number of shares of common stock of STR or such other corporation to be received by each Member shall be determined in accordance with Section 9.03 hereof.  In connection with any such distribution or in the event that the Company is converted into a corporation that effects the Initial Public Offering, the Members shall be entitled to the registration rights set forth on Annex A hereto.

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